UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VIVINT SMART HOME, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2020

Dear Stockholder:

Please join us for Vivint Smart Home, Inc.’s Annual Meeting of Stockholders on Tuesday, June 9, 2020, at 10:00 a.m., Mountain Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and associates, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/VVNT2020.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 27, 2020. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy.

Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the internet at the Annual Meeting. We encourage you to vote by proxy by internet, by telephone or by proxy card even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Vivint Smart Home, Inc.

Sincerely,

David F. D’Alessandro	Todd R. Pedersen
Chairman of the Board of Directors	Chief Executive Officer

VIVINT SMART HOME, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., Mountain Time, on Tuesday, June 9, 2020

VIRTUAL LOCATION	You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VVNT2020. You will need to have your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting.

ITEMS OF BUSINESS	1. To elect the director nominees listed in the Proxy Statement.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

3. To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

4. To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

5. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 21, 2020. A list of the stockholders of record at the close of business on April 21, 2020 will be open for examination by any stockholder for any purpose germane to the Annual Meeting electronically for a period of 10 days prior to the Annual Meeting and during the Annual Meeting at www.virtualshareholdermeeting.com/VVNT2020 when you enter your 16-Digit Control Number.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares by proxy over the internet, by telephone or by mail. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Shawn J. Lindquist
Chief Legal Officer and Secretary April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Tuesday, June 9, 2020: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com. A list of the stockholders of record at the close of business on April 21, 2020 will also be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting and during the Annual Meeting at www.virtualshareholdermeeting.com/VVNT2020.

PROXY VOTING METHODS

If at the close of business on April 21, 2020, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares over the internet, by telephone or by mail, or you may vote via the internet at the Annual Meeting. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record, your internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on June 8, 2020 to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your proxy card in order to vote by telephone.

BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

VIVINT SMART HOME, INC.

4900 North 300 West

Provo, Utah 84604

Telephone: (801) 377-9111

PROXY STATEMENT

Annual Meeting of Stockholders

June 9, 2020

GENERAL INFORMATION

Why am I being provided with these materials?

This proxy statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 27, 2020. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Vivint Smart Home, Inc. (“we,” “our,” “us” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 9, 2020 at 10:00 a.m. (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. This year’s Annual meeting will be a completely “virtual” meeting of stockholders. You are invited to attend the virtual Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VVNT2020.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

•	Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers.

•

Proposal No. 4: Determination, in a non-binding advisory vote, of whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

Who is entitled to vote?

Stockholders as of the close of business on April 21, 2020 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 177,901,334 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and “broker non-votes” that are present and entitled to vote are counted for purposes of determining a quorum.

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?

Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

For any other proposal being considered at the Annual Meeting, under our Bylaws, approval of the proposal requires a majority of the of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

It is important to note that the proposals to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal No. 2), to approve the compensation of our named executive officers (Proposal No. 3) and to determine the frequency of future non-binding votes to approve the compensation of our named executive officers (Proposal No. 4) are non-binding and advisory. While the ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm. While the votes on executive compensation and the frequency of future votes on executive compensation are advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation and determining the frequency of future votes on executive compensation.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2) and the approval of the compensation of our named executive officers (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

With respect to the frequency of future non-binding stockholder votes on executive compensation (Proposal 4), you may vote every “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN”.

For each of Proposal Nos. 2, 3 and 4, abstentions will count as votes “AGAINST” the proposal. For Proposal Nos. 3 and 4, broker non-votes will have no effect on the outcome of the proposals.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

•	For every “ONE YEAR” on a non-binding, advisory basis, with respect to how frequently a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•

By Internet—If you have internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by internet.

•

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•

By Mail—You may vote by mail by indicating your vote, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on June 8, 2020, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than June 8, 2020.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Virtual Annual Meeting?

This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/VVNT2020. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VVNT2020. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:

•	Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VVNT2020;

•	Assistance with questions regarding how to attend and participate via the internet will be provided at www.virtualshareholdermeeting.com/VVNT2020 on the day of the Annual Meeting;

•	Stockholders may vote and submit questions while attending the Annual Meeting via the internet; and

•

You will need your 16-Digit Control Number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy in advance over the internet, by telephone or mail so that your vote will be counted if you do not vote at the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

In light of the public health concerns due to the COVID-19 outbreak and to support the health and well-being of our stockholders and associates, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than June 8, 2020;

•	voting by internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 8, 2020;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 8, 2020; or

•	attending the virtual Annual Meeting and voting via the internet.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes. Todd R. Pedersen, David F. D’Alessandro and Joseph S. Tibbetts, Jr. constitute a class with a term that expires at the Annual Meeting (the “Class I Directors”); Peter F. Wallace constitutes a class with a term that expires at our annual meeting of stockholders in 2021 (the “Class II Director”); and Bruce McEvoy, Paul S. Galant and Jay D. Pauley constitute a class with a term that expires at our annual meeting of stockholders in 2022 (the “Class III Directors”).

Upon the recommendation of the Nominating and Corporate Governance Committee, the full Board of Directors has considered and nominated the following slate of nominees for a three-year term expiring in 2023: Todd R. Pedersen, David F. D’Alessandro and Joseph S. Tibbetts, Jr. Action will be taken at the Annual Meeting for the election of these three Class I nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement intend to vote the proxies held by them for the election of Todd R. Pedersen, David F. D’Alessandro and Joseph S. Tibbetts, Jr. If any of these three nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2020

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Class I—Nominees for Term Expiring in 2023

Name	Age	Principal Occupation and Other Information
Todd R. Pedersen	51	Mr. Pedersen founded Legacy Vivint Smart Home (as defined below under “The Board of Directors and Certain Governance Matters—The Merger”) in 1999 and served as Legacy Vivint Smart Home’s President, Chief Executive Officer and Director. In February 2013, Mr. Pedersen relinquished his title as Legacy Vivint Smart Home’s President and remained its Chief Executive Officer and Director. He has served as our Chief Executive Officer and Director since January 2020. In 2011, Mr. Pedersen founded Legacy Vivint Smart Home’s publicly traded sister company, Vivint Solar, Inc. (“Vivint Solar”) and served as its Chief Executive Officer from August 2011 through January 2013. Mr. Pedersen currently serves as a member of Vivint Solar’s board of directors, a position he has held since November 2012. Mr. Pedersen was named the Ernst & Young Entrepreneur of the Year in 2010 in the services category for the Utah Region. Mr. Pedersen attended Brigham Young University.

Class I—Nominees for Term Expiring in 2023

Name	Age	Principal Occupation and Other Information
David F. D’Alessandro	69	Mr. D’Alessandro has served as a Director and Chairperson of our Board of Directors since January 2020. He previously served as a Director of Legacy Vivint Smart Home since July 2013. Mr. D’Alessandro serves on the boards of directors of several private companies as well as our publicly traded sister company, Vivint Solar. From 2010 to September 2017, Mr. D’Alessandro also served as chairman of the board of directors of SeaWorld Entertainment, Inc. He served as chairman, president and chief executive officer of John Hancock Financial Services, Inc. from 2000 to 2004, having served as president and chief operating officer of the same entity from 1996 to 2000, and guided it through a merger with ManuLife Financial Corporation in 2004. Mr. D’Alessandro served as president and chief operating officer of ManuLife in 2004. He is a former partner of the Boston Red Sox. A graduate of Syracuse University, he holds honorary doctorates from three colleges and served as vice chairman and a trustee of Boston University.

Joseph S. Tibbetts, Jr.	67	Mr. Tibbetts has served as a Director since January 2020. Previously, he served as a Director of Legacy Vivint Smart Home since October 2015. From March 2017 to March 2018, Mr. Tibbetts served as the interim chief financial officer of Acquia Corporation, a private company that is a leading provider of cloud-based, digital experience management solutions. Prior to that Mr. Tibbetts served as the senior vice president and chief financial officer of Publicis Sapient, part of Publicis Group SA, from February 2015, when Publicis acquired Sapient Corporation, to September 2015. Prior to that Mr. Tibbetts served as senior vice president and global chief financial officer of Sapient Corporation from October 2006 to February 2015. He began serving as Sapient Corporation’s treasurer in December 2012 and was reappointed as Sapient Corporation’s chief accounting officer in June 2013, a role he previously held from 2009 to 2012. In addition to being Sapient Corporation’s chief financial officer, Mr. Tibbetts also served as Sapient Corporation’s managing director- SapientNitro Asia Pacific. Prior to joining Sapient Corporation, Mr. Tibbetts was the chief financial officer of Novell, Inc. from February 2003 to June 2006 and, prior to that, he held a variety of senior financial management positions at Charles River Ventures, Lightbridge, Inc., and SeaChange International, Inc. Mr. Tibbetts was also formerly a partner with Price Waterhouse LLP. Mr. Tibbetts currently serves on the board of directors of our publicly traded sister company, Vivint Solar. Mr. Tibbetts holds a B.S. in business administration from the University of New Hampshire.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships, the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities” below.

Class II—Director Whose Term Expires in 2021

Name	Age	Principal Occupation and Other Information
Peter F. Wallace	45	Mr. Wallace has served as a Director since January 2020. Previously, he served as a Director of Legacy Vivint Smart Home since November 2012. Mr. Wallace is a Senior Managing Director at The Blackstone Group Inc. in the Private Equity Group, which he joined in 1997. Mr. Wallace has served on the board of directors of our publicly traded sister company, Vivint Solar, Inc., since November 2012 and as chairman of its board since March 2014. Mr. Wallace also serves on the board of directors of Alight Solutions, Inc., Michaels Stores, Inc., Outerstuff, Service King, Tradesmen International and The Weather Channel Companies. Mr. Wallace was formerly a director of AlliedBarton Security Services, GCA Services, New Skies Satellites Holdings Ltd. and SeaWorld Entertainment. Mr. Wallace holds a B.A. in Government from Harvard College.

Class III—Directors Whose Term Expires in 2022

Name	Age	Principal Occupation and Other Information
Paul S. Galant	52	Mr. Galant has served as a Director since January 2020. Previously, he served as a Director of Legacy Vivint Smart Home since October 2015. Mr. Galant served as Chief Executive Officer of Brightstar Corp., a leading mobile services company for managing devices and accessories and subsidiary of SoftBank Group Corp., and he has served as an Operating Partner of SoftBank. Prior to joining Brightstar, Mr. Galant was the Chief Executive Officer of VeriFone Systems, Inc., and a member of VeriFone’s board of directors, since October 2013. Prior to joining Verifone, Mr. Galant served as the CEO of Citigroup Inc.’s Enterprise Payments business since 2010. In this role, Mr. Galant oversaw the design, marketing and implementation of global business-to-consumer and consumer-to-business digital payments solutions. From 2009 to 2010, Mr. Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Credit Cards business. From 2007 to 2009, Mr. Galant served as CEO of Citi Transaction Services, a division of Citi’s Institutional Clients Group. From 2002 to 2007, Mr. Galant was the Global Head of the Cash Management business, one of the largest processors of payments globally. Mr. Galant joined Citigroup, a multinational financial services corporation, in 2000. Prior to joining Citigroup, Mr. Galant held positions at Donaldson, Lufkin & Jenrette, Smith Barney, and Credit Suisse. Mr. Galant also brings broad financial industry experience from his time as chairman of the NY Federal Reserve Bank Payments Risk Committee and chairman of The Clearing House Secure Digital Payments LLC. Mr. Galant was on the board of directors of Conduent Incorporated, a leading provider of diversified business services with leading capabilities in transaction processing, automation and analytics. Mr. Galant holds a B.S. in Economics from Cornell University where he graduated a Phillip Merrill Scholar.

Name	Age	Principal Occupation and Other Information
Bruce McEvoy	42	Mr. McEvoy has served as a Director since January 2020. Previously, he served as a Director of Legacy Vivint Smart Home since November 2012. Mr. McEvoy is a Senior Managing Director at The Blackstone Group Inc. in the Private Equity Group. Before joining The Blackstone Group Inc. in 2006, Mr. McEvoy worked at General Atlantic from 2002 to 2004, and was a consultant at McKinsey & Company from 1999 to 2002. Mr. McEvoy currently serves on the board of directors of Center for Autism and Related Disorders, MB Aerospace, RGIS Inventory Specialists, TeamHealth and our publicly traded sister company, Vivint Solar. Mr. McEvoy was formerly a director of Performance Food Group Company, Catalent, Inc., GCA Services Group, Inc., SeaWorld Entertainment, Inc. and Vistar Corporation. Mr. McEvoy holds an A.B. in History from Princeton University and an MBA from the Harvard Business School.

Jay D. Pauley	42	Mr. Pauley has served as a Director since January 2020. Previously, he served as a Director of Legacy Vivint Smart Home since October 2015. Mr. Pauley is a Managing Director at Summit Partners, which he joined in 2010. Prior to joining Summit Partners, Mr. Pauley was Vice President at GTCR, a private equity firm, and an associate at Apax Partners, a private equity and venture capital firm. Before that, he worked for GE Capital. Mr. Pauley currently serves on the boards of directors of numerous private companies, including our publicly traded sister company, Vivint Solar. Mr. Pauley holds a B.S. from the Ohio State University and an MBA from the Wharton School at the University of Pennsylvania.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “—Communications with the Board” below.

The Merger

On January 17, 2020, the Company consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated September 15, 2019, by and among the Company, Maiden Merger Sub, Inc., a subsidiary of the Company (“Merger Sub”), and Legacy Vivint Smart Home, Inc. (“Legacy Vivint Smart Home”), as amended by Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment” and as amended, the “Merger Agreement”), dated as of December 18, 2019, by and among the Company, Merger Sub and Legacy Vivint Smart Home.

Pursuant to the terms of the Merger Agreement, a business combination between the Company and Legacy Vivint Smart Home was effected through the merger of Merger Sub with and into Legacy Vivint Smart Home, with Legacy Vivint Smart Home surviving as the surviving company (the “Merger”). Effective as of immediately prior to the effective time of the Merger (the “Effective Time”), the size of our Board was increased from five members to ten members and Messrs. Pedersen, Dunn, D’Alessandro, Galant, McEvoy, Pauley, Tibbetts and Wallace were appointed to serve as directors of the Company. Eugene I. Davis, Tyler S. Kolarik, Andrew A. McKnight and Joshua A. Pack resigned as directors of the Company. David M. Maura resigned as a director of the Company on March 26, 2020. The size of our Board was subsequently reduced to seven members. In connection with the Merger, the name of the Company was changed from “Mosaic Acquisition Corp.” to “Vivint Smart Home, Inc.” All references herein to “Mosaic” or “Mosaic Acquisition” are to the Company prior to the Merger.

Controlled Company Exemption

Certain investment funds managed by affiliates of The Blackstone Group Inc. (such investment funds, collectively, “Blackstone”) beneficially own a majority of the voting power of all outstanding shares of our common stock. As a result, we are a “controlled company” within the meaning of the NYSE’s corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (1) a majority of our Board consist of independent directors, (2) our Board has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) our Board have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We may choose to utilize certain of these exemptions. If we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these standards and, depending on the Board’s independence determination with respect to our then-current directors, we may be required to add additional directors to our Board in order to achieve such compliance within the applicable transition periods.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries.

Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board of Directors has affirmatively determined that each of Messrs. D’Alessandro, Galant, Pauley, McEvoy, Tibbetts and Wallace is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Messrs. Galant, Pauley and Tibbetts is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. D’Alessandro, McEvoy and Wallace is “independent” for purposes of Section 10C(a)(3) of the Exchange Act. In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In recommending that, or determining whether, members of the Board should stand for re-election, the Nominating and Corporate Governance Committee also may assess the contributions of incumbent directors in the context of the Board evaluation process and other perceived needs of the Board.

In addition, the Stockholders Agreement (as defined and described further under “Transactions with Related Persons—Stockholders Agreement”) provides that Blackstone has the right to nominate to our Board of Directors a number of designees approximately equal to the percentage of our Class A common stock entitled to vote generally in the election of directors as collectively beneficially owned by 313 Acquisition LLC (“313 Acquisition”), Blackstone and their respective affiliates (collectively, the “313 Acquisition Entities”). In addition, Fortress Investment Group LLC (“Fortress”) has the right to nominate to our Board of Directors one director so long as Fortress beneficially owns at least 50% of the shares of our Class A common stock it owned immediately following the consummation of the Merger; provided that the Fortress designee must be (A) Andrew McKnight, (B) Max Saffian or (C) another senior employee or principal of Fortress who is acceptable to a majority of the members of the Board of Directors. Under the Stockholders Agreement, Summit Partners, L.P. (“Summit”) has the right to nominate one director to our Board of Directors so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of our Class A common stock they owned immediately following the consummation of the Merger. Currently, we have two directors on our Board who are current employees of Blackstone and who were recommended by Blackstone as director nominees pursuant to the Stockholders Agreement (Messrs. McEvoy and Wallace), and we have one director on our Board who was designated by Summit (Mr. Pauley). The provisions of the Stockholders’ Agreement regarding the nomination of directors will remain in effect until Blackstone is no longer entitled to nominate a director to our Board of Directors, unless Blackstone requests that they terminate at an earlier date.

When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board of Directors considered the following important characteristics:

•

Mr. Pedersen’s extensive knowledge of our industry and significant experience, as well as his insights as the original founder of our firm. Mr. Pedersen has played a critical role in our firm’s successful growth since its founding and has developed a unique and unparalleled understanding of our business.

•

Mr. D’Alessandro’s extensive business and leadership experience, including as Chairman, President and Chief Executive Officer of John Hancock Financial Services, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Galant’s significant business and leadership experience, including as the Chief Executive Officer of Citigroup’s Enterprise Payments business, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the board of directors of VeriFone Systems.

•

Mr. McEvoy’s significant financial and investment experience, including as a Senior Managing Director in the Private Equity Group at Blackstone, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Pauley’s significant financial expertise and business experience, including as a Managing Director at Summit Partners, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Tibbetts’ significant financial expertise and business experience, including as Senior Vice President and Chief Financial Officer of Sapient Corporation and 20 years at Price Waterhouse LLP (now PricewaterhouseCoopers LLP) including his experience as an Audit Partner and National Director of the firm’s Software Services Group, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Wallace’s significant financial expertise and business experience, including as a Senior Managing Director in the Private Equity Group at Blackstone, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

This process resulted in the Board’s nomination of the three incumbent Class I directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as director candidates recommended by current directors, management or other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Vivint Smart Home, Inc., 4931 North 300 West, Provo, Utah 84604. All recommendations for nomination received by the Secretary that satisfy the requirements in our Bylaws relating to director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2021 Annual Meeting.”

Board Structure

Our Board of Directors is led by Mr. D’Alessandro, our Chairperson. The Chief Executive Officer position is separate from the Chairperson position. We believe that the separation of the Chairperson and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. D’Alessandro serves as Chairperson, while Mr. Pedersen serves as our Chief Executive Officer. Our Board of Directors believes this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. D’Alessandro’s attention to Board of Directors and committee matters allows Mr. Pedersen to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Our Chairperson, Mr. D’Alessandro, presides at the executive sessions.

Communications with the Board

As described in our Corporate Governance Guidelines, stockholders or other interested parties who would like to communicate with, or otherwise make their concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, any then-serving lead director or the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Company’s Chief Legal Officer, 4931 North 300 West, Provo UT 84604, who will forward such communications to the appropriate party.

Board Committees and Meetings

The following table summarizes the membership of each of the Board’s Committees as of December 31, 2019, and the number of meetings held by each committee during the year ended December 31, 2019.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Eugene I. Davis	Chair	Chair	Chair
Tyler S. Kolarik		X	X
Andrew A. McKnight	X	X	X
Joshua A. Pack	X		X
Number of meetings held in 2019:	4	—	—

All directors are expected to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2019, the Board held six meetings. In 2019, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he served as a member of the Board or such committee.

Audit Committee

In connection with the Merger, on January 17, 2020, our Board reconstituted the Audit Committee as follows: Joseph S. Tibbetts, chair; Jay Pauley, member; and Paul S. Galant, member.

Each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Each member of the audit committee meets the financial literacy requirements of the NYSE and our Board has determined that each member of the audit committee qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.vivint.com under Investor Relations: Corporate Governance: Governance Documents: Audit Committee Charter, and include oversight of the following:

•	the Company’s accounting and financial reporting processes and internal control over financial reporting, as well as the audit and integrity of the Company’s financial statements;

•	the independent registered public accounting firm’s qualifications, performance and independence;

•	the performance of our internal audit function;

•	the Company’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements); and

•	risk assessment and risk management, including, but not limited to, the Company’s IT security program.

The Audit Committee also prepares the report of the committee required by the rules and regulations of the SEC to be included in our annual proxy statement.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or other public filings in accordance with applicable rules and regulations of the SEC.

The charter of the Audit Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Audit Committee has the authority under its charter to engage independent counsel and other advisors as it deems necessary or advisable.

Compensation Committee

In connection with the Merger, on January 17, 2020, our Board reconstituted the Compensation Committee as follows: David F. D’Alessandro, chair; Bruce McEvoy, member; and Peter F. Wallace, member. Each of Messrs. D’Alessandro, McEvoy and Wallace has been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.vivint.com under Investor Relations: Corporate Governance: Governance Documents: Compensation Committee Charter, and include the following:

•	oversight of the Company’s compensation policies, plans and benefit programs, and overall compensation philosophy;

•	oversight of the compensation of the Company’s Chief Executive Officer and other executive officers;

•	approving and evaluating the executive officer compensation plans, policies and programs of the Company; and

•	administering the Company’s equity compensation plans.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to team members other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.

See “Executive Compensation—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Determination Process” for a description of our process for determining compensation, and “Executive Compensation—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Role of Compensation Consultant” for a description of the role of our independent compensation consultant.

Nominating and Corporate Governance Committee

In connection with the Merger, on January 17, 2020, our Board reconstituted the Nominating and Corporate Governance Committee as follows: Peter F. Wallace, chair; David F. D’Alessandro, member; and Paul S. Galant, member. Each of Messrs. Wallace, D’Alessandro and Galant has been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.vivint.com under Investor Relations: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

•	identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors;

•

reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	recommending members of the Board to serve on committees of the Board and evaluating the functions and performance of such committees;

•	reviewing and recommending to the Board corporate governance principles applicable to us;

•	overseeing the evaluation of the Board and management;

•	overseeing and approving the management continuity planning process; and

•	shaping the corporate governance of the Company.

The charter of the Nominating and Corporate Governance Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Nominating and Corporate Governance Committee has the authority under its charter to retain outside counsel or other experts as it deems necessary or advisable.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board of Directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.

Our Corporate Governance Guidelines, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee charters, and other corporate governance information are available on our website at www.vivint.com under Investor Relations: Corporate Governance: Governance Documents. Any stockholder also may request them in print, without charge, by contacting the Secretary of Vivint Smart Home, Inc., 4931 North 300 West, Provo UT 84604.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees, including our Chairperson, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior officers. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Code of Business Conduct and Ethics may be found on our website at www.vivint.com under Investor Relations: Corporate Governance: Governance Documents: Code of Business Conduct and Ethics.

We will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its Audit Committee, Compensation Committee and

Nominating and Corporate Governance Committee, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program, including our IT security program. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including whether any risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

Anti-Hedging and Pledging Policies

The Company’s insider trading policy prohibits directors, officers, employees and agents (such as consultants and independent contractors) of the Company from pledging Company securities as collateral for loans and from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding Company securities.

Compensation Committee Interlocks and Insider Participation

During 2019, our compensation committee was comprised of our former directors Eugene I. Davis, Tyler S. Kolarik and Andrew A. McKnight. No member of the compensation committee was at any time during fiscal year 2019, or at any other time, one of our employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.

Compensation of Directors

Compensation of Directors of Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.) in 2019

Until the completion of the Merger, Mosaic’s sponsors, officers and directors, or any of their respective affiliates, were reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Mosaic’s audit committee reviewed on a quarterly basis all payments that were made to Mosaic’s sponsors, officers, directors or our or any of their affiliates. Other than as described above, none of Mosaic’s directors received compensation for their service on Mosaic’s board of directors for the fiscal year ending December 31, 2019.

Compensation of Directors of Vivint Smart Home, Inc. Following the Merger

On January 17, 2020, our Board of Directors approved a non-employee director compensation program, effective immediately, under which directors (other than directors employed by Blackstone, Fortress and Summit) will receive (i) annual compensation consisting of $150,000 in cash and $120,000 in RSUs; and (ii) reimbursement, in accordance with our policy or practice, for all reasonable out-of-pocket expenses associated with attendance at board and committee meetings. The chairpersons of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee will also receive an additional $10,000, $20,000 and $10,000, respectively, in cash. Annual RSU grants to non-employee directors will be made immediately following each annual meeting of stockholders and will vest on the date of the next annual meeting of stockholders following the grant date.

Compensation of Directors of Legacy Vivint Smart Home, Inc. in 2019

The members of Legacy Vivint Smart Home’s board of directors other than David F. D’Alessandro, who was elected to Legacy Vivint Smart Home’s board of directors in fiscal 2013, and Paul Galant and Joseph S. Tibbetts, Jr., who were elected to Legacy Vivint Smart Home’s board of directors in October 2015, received no additional compensation for serving on Legacy Vivint Smart Home’s board of directors or audit committee or compensation committee during 2019.

In connection with the election of each of Messrs. D’Alessandro, Galant and Tibbetts, Legacy Vivint Smart Home entered into a letter agreement setting forth the compensation terms related to his service on the Board. Pursuant to their respective letter agreements, Legacy Vivint Smart Home would pay each of them an annual retainer of $150,000 per year, and Messrs. D’Alessandro, Galant and Tibbetts would not be eligible for any bonus amounts or be eligible to participate in any of Legacy Vivint Smart Home’s employee benefit plans.

In addition, in 2013, an affiliate of Mr. D’Alessandro was granted 500,000 Class B Units (“Class B Units”) in 313 Acquisition, Legacy Vivint Smart Home’s parent, which are similar to the Class B Units granted to Legacy Vivint Smart Home’s NEOs as described below under “Compensation Discussion and Analysis for Legacy Vivint Smart Home Inc.”. The Class B Units were initially divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). The vesting terms of these units, which have a “vesting reference date” of July 18, 2013, are substantially similar to the Class B Units previously granted to Legacy Vivint Smart Home’s NEOs and are described under “Executive Compensation—Compensation Discussion and Analysis for Legacy Vivint Smart Home Inc.—Narrative to Legacy Vivint Smart Home’s Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards”. Subsequently, in March 2019, 313 Acquisition entered into an agreement with the affiliate of Mr. D’Alessandro which provided that the 2.0x exit-vesting portion of the Class B Units and 3.0x exit portion of the Class B Units would be further modified such that (i) the 2.0x exit-vesting portion will instead vest on the earlier to occur of (x) March 4, 2020, and (y) a change of control and (ii) the 3.0x exit-vesting portion will instead vest on the earlier to occur of (x) March 4, 2021, and (y) a change of control, subject, in each case, to Mr. D’Alessandro continuing to serve on Legacy Vivint Smart Home’s board of directors as of such date.

On September 20, 2016, each of Messrs. Galant and Tibbetts was granted an award of stock appreciation rights (“SARs”) pursuant to the Vivint Group Plan (as defined in “Executive Compensation— Compensation Elements—Long-Term Incentive Compensation—Vivint Group, Inc. Stock Appreciation Rights”) covering 84,034 shares of common stock of Vivint Group, Inc. (“Vivint Group”) with a strike price of $1.19 per share, which became vested and exercisable on July 1, 2017. In connection with the spin-off of Vivint Wireless, Inc. from Legacy Vivint Smart Home in 2019, the strike price of the SARs held by Messrs. Galant and Tibbetts was reduced to $1.1637. Upon exercise of a vested SAR, Vivint Group was to pay the holder an amount in cash, shares of common stock of Vivint Group, shares or units of capital stock of 313 Acquisition or one of 313 Acquisition’s majority-owned subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of Vivint Group’s capital stock valued at fair market value, or any combination thereof equal to the number of shares subject to such vested SAR which are being exercised, multiplied by the excess of the fair market value of one share over the applicable strike price, and reduced by the aggregate amount of all applicable income and employment taxes required to be withheld.

In addition, on June 8, 2018, each of Messrs. Galant and Tibbetts was granted an award of 180,000 restricted stock units (“RSUs”) and on March 4, 2019, an affiliate of Mr. D’Alessandro was granted an award of 236,111 RSUs, in each case covering an equivalent number of shares of Vivint Group common stock and pursuant to the Vivint Group Plan. The RSUs granted to Messrs. Galant and Tibbetts become vested on each of the first three anniversaries of June 8, 2018. The RSUs granted to the affiliate of Mr. D’Alessandro become vested on each of the first three anniversaries of September 20, 2018. Vested RSUs will be settled as soon as reasonably practicable (and, in any event, within two and one-half months) following the earliest to occur of (x) the termination of a director’s service other than (1) a removal of such director for Cause (as defined in the Vivint Group Plan) or

(2) a resignation of such director at a time when grounds exist for a removal for Cause, (y) a Change of Control (as defined in the Vivint Group Plan) and (z) the fifth anniversary of the grant date. Upon settlement of a vested RSU, Vivint Group was to pay the holder an amount equal to one share of common stock of Vivint Group in cash, shares of common stock of Vivint Group, shares or units of capital stock of 313 Acquisition or one of 313 Acquisition’s majority-owned subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of Vivint Group’s capital stock valued at fair market value or any combination thereof. Prior to an initial public offering, if a director’s service was terminated due to death or disability, such director had the right, subject to specified limitations and for a specified period following the termination date, to cause the Company to purchase on one occasion all, but not less than all, of such director’s vested RSUs, in either case, at the fair market value of such units. In addition, if the director’s service is terminated for any reason other than cause or, with respect to the RSUs granted to Messrs. Galant and Tibbetts, a restrictive covenant violation, if the director terminates his service voluntarily when grounds do not exist for a termination with cause or, with respect to Messrs. Galant and Tibbetts, if the director engages in any conduct that would be a violation of a restrictive covenant set forth in the applicable award agreement but for the fact that the conduct occurred outside the relevant periods (any such conduct a “Competitive Activity”), then the Company has the right, for a specified period following the termination of such director’s service, to purchase all of such director’s vested RSUs at fair market value.

The award agreements with Messrs. Galant and Tibbetts relating to the RSUs contain specified restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-disparagement, non-competition and non-solicitation of our employees and subscribers and affiliates at all times during the director’s service, and for a one-year period after any termination of his service.

In connection with the merger, the Class B Units, SARs and RSUs held by Messrs. D’Alessandro, Galant and Tibbetts were treated as described under “Executive Compensation—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Treatment of Equity Incentive Awards in Connection with the Merger”.

The following table provides information on the compensation of Legacy Vivint Smart Home’s non-management directors in fiscal 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
David F. D’Alessandro	150,000	255,000	405,000
Paul S. Galant	150,000	—	150,000
Bruce McEvoy (2)	—	—	—
Jay D. Pauley (2)	—	—	—
Joseph S. Tibbetts, Jr.	150,000	—	150,000
Peter F. Wallace (2)	—	—	—

(1)

The amounts reported in this column for Mr. D’Alessandro reflect the grant date fair value of the RSUs granted to him in 2019, calculated in accordance with Topic 718. As of December 31, 2019, Mr. D’Alessandro held Class B Units as follows: 166,667 unvested Class B Units which will vest subject to his continued service, on the earlier to occur of (x) March 4, 2020, and (y) a change of control, 166,667 unvested Class B Units will vest, subject to his continued service, on the earlier to occur of (x) March 4, 2021, and (y) a change of control and 166,667 vested Class B Units. As of December 31, 2019, Mr. D’Alessandro held RSUs as follows: 157,407 unvested RSUs subject to time-vesting criteria that vest in two equal installments on September 20, 2020 and September 20, 2021 and 78,704 vested RSUs. Each of Messrs. Galant and Tibbetts held 84,034 stock appreciation rights covering shares of common stock of Vivint Group, which became vested and exercisable on July 1, 2017. Messrs. Galant and Tibbetts each held RSUs as follows: 120,000 RSUs subject to time-vesting criteria that vest in two equal installments on June 8, 2020 and June 8, 2021 and 60,000 vested RSUs.

(2)	Employees of Blackstone and Summit did not receive any compensation from Legacy Vivint Smart Home for their service on its Board of Directors.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2020.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions. A representative of WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm for 2017, 2018 and 2019 is not expected to be present at the Annual Meeting.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

Change of the Company’s Independent Registered Public Accounting Firm

In a Current Report on Form 8-K filed on January 24, 2020 (as amended on January 27, 2020 and March 13, 2020, the “Form 8-K”), the Company disclosed that on January 17, 2020, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020. EY served as the independent registered public accounting firm of Legacy Vivint Smart Home prior to the Merger. Accordingly, Withum, the Company’s independent registered public accounting firm prior to the Merger, was informed that it would be replaced by EY as the Company’s independent registered public accounting firm following completion of the Company’s audit for the year ended December 31, 2019, which consisted only of the accounts of the pre-merger special purpose acquisition company.

In the Form 8-K, the Company disclosed that Withum’s report on the Company’s financial statements as of December 31, 2018 and 2017 and the related statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2018 and the period from July 26, 2017 (inception) through December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, Withum’s report on the Company’s financial statements as of December 31, 2019 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In the Form 8-K, the Company disclosed that during the period from July 26, 2017 (inception) through December 31, 2018 and the subsequent period through January 24, 2020, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

In addition, during the subsequent period through March 13, 2020, the date of Withum’s opinion with respect to the balance sheets of the Company as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018, and the related notes, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

In the Form 8-K, the Company disclosed that during the year period from July 26, 2017 (inception) to December 31, 2017, the year ended December 31, 2018 and the interim period through January 24, 2020, the Company did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

In addition, during the subsequent period through March 13, 2020, the Company did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided Withum with a copy of the disclosures made by the Company in the Form 8-K and the additional disclosures set forth above and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A letter from Withum with respect to the disclosures made by the Company in the Form 8-K was attached as Exhibit 16.1 to the Form 8-K. A letter from Withum with respect to the additional disclosures set forth above is attached as Exhibit 16.1 hereto.

Audit and Non-Audit Fees

In connection with the audit of the Company’s 2019 financial statements, we entered into an agreement with Withum which sets forth the terms by which Withum would perform audit services for the Company.

The following table presents fees for professional services rendered by Withum for the audits of our annual financial statements for the years ended December 31, 2019 and 2018:

	2019	2018
Audit fees(1)	$87,870	$61,634
Audit-related fees(2)	—	—
Tax fees(3)	3,500	—
All other fees(4)	—	—

Total:	$91,370	$61,634

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees billed by Withum in

2019 and 2018 for professional services rendered for the audit of our annual financial statements included in our Form 10-K, review of the quarterly financial information included in our subsequent Exchange Act filings and review of the financial information included in our Form S-4 related to our pro forma.
(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. We did not pay Withum for consultations concerning financial accounting and reporting standards for the year ended December 31, 2019 and 2018.

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All other fees consist of fees billed for all other services. We did not pay Withum for other services for the year ended December 31, 2019 and 2018.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Withum’s independence and concluded that it was.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chair the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval will be presented to and ratified by the full Audit Committee at the next regularly scheduled meeting and reflected in the minutes thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees” and the rules of the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Joseph S. Tibbetts, Jr., Chair

Paul S. Galant

Jay D. Pauley

PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis with respect to Legacy Vivint Smart Home, compensation tables for Legacy Vivint Smart Home and narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis for Legacy Vivint Smart Home, compensation tables for Legacy Vivint Smart Home and any related narrative discussion, is hereby APPROVED.”

As described in the Compensation Discussion and Analysis for Legacy Vivint Smart Home section of this Proxy Statement, our executive compensation programs and underlying principles, as developed and administered by the Compensation Committee, are designed to provide competitive pay opportunities within the labor markets in which we compete to support the attraction and retention of highly qualified executives while promoting our core values. Our executive compensation programs are structured to be consistent with our pay for performance philosophy and utilize performance measures that are intended to align the executive team’s incentives with the long-term interests of the Company and its stockholders.

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis for Legacy Vivint Smart Home on pages 29 to 64, as well as the discussion regarding the Compensation Committee on page 15.

The shares represented by your proxy will be voted “FOR” the approval of the compensation paid to our named executive officers unless you specify otherwise.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4— NON-BINDING VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to recommend, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 3 on page 24) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

In considering their vote, stockholders may wish to review with care the information presented in connection with Proposal No. 3 on page 24, the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis for Legacy Vivint Smart Home on pages 29 to 64 as well as the discussion regarding the Compensation Committee on page 15.

We believe a one-year frequency is most consistent with the Company’s approach to compensation. Our reasons include:

•

We believe that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.

•

We believe that an annual advisory vote on executive compensation is consistent with our policy of seeking input from our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices even though it is not required by law.

The shares represented by your proxy will be voted for every “ONE YEAR” with respect to how frequently a stockholder vote to approve, in a non-binding vote, the compensation paid to our named executive officers should occur unless you specify otherwise.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers other than Mr. Pedersen, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2020.”

Name and Title	Age	Principal Occupation and Other Information
Dale R. Gerard Chief Financial Officer	49	Mr. Gerard was named our Chief Financial Officer in March 2020. Prior to this, he served as Legacy Vivint Smart Home’s interim Chief Financial Officer beginning October 2019 and our interim Chief Financial Officer beginning January 2020. Prior to this, he served as Legacy Vivint Smart Home’s Senior Vice President of Finance and Treasurer from September 2014 to October 2019 and Vice President of Finance and Treasurer from January 2013 to September 2014. Previously, he served as Legacy Vivint Smart Home’s Treasurer from March 2010 to January 2013. Mr. Gerard holds a B.S. in Accounting and an MBA from Purdue University.

Scott R. Hardy Chief Operating Officer	43	Mr. Hardy has served as Legacy Vivint Smart Home’s Chief Operating Officer since December 2016 and as our Chief Operating Officer since January 2020. Prior to this, he served as Legacy Vivint Smart Home’s Senior Vice President, Inside Sales from February 2014 to December 2016. He joined Legacy Vivint Smart Home as Vice President, Business Analytics in 2013. Prior to joining Legacy Vivint Smart Home, Mr. Hardy served as Principal at the Cicero Group, LP, a consulting and market research firm, from 2011 to 2013, where he led the firm’s strategy consulting practice. Mr. Hardy also served in senior consulting roles at McKinsey and Company from 2006 to 2009 and Monitor Group from 2000 to 2002, where he focused on growth strategy and sales and marketing projects. From 2009 to 2011, Mr. Hardy held senior roles at Cisco, an information technology company, including Director of Cisco’s Telepresence Cloud business unit and Director of Product Management, and starting in 2009 until their acquisition by Cisco in the same year, he led strategy and business development for TANDBERG, a provider of video conferencing systems. Mr. Hardy holds a B.S. in Economics from Brigham Young University and an MBA from the Harvard Business School.

JT Hwang Chief Technology Officer	45	Mr. Hwang was appointed our Chief Technology Officer effective March 2020. Prior to this, he served as Legacy Vivint Smart Home’s Chief Engineering Officer from February 2017 and our Chief Engineering Officer from January 2020, Legacy Vivint Smart Home’s Chief Information Officer from June 2010 to January 2013 and from August 2014 to February 2017, and Legacy Vivint Smart Home’s Chief Technology Officer from March 2008 to June 2010 and January 2013 to August 2014. He has over 19 years of experience in the computer science field. Prior to joining Legacy Vivint Smart Home, Mr. Hwang was Chief Architect at Netezza Corporation, a global provider of data warehouse appliance solutions. He also served as Chief Architect of Hewlett-Packard’s Advanced Solutions Lab. Mr. Hwang holds a B.S. of science and a Master of Engineering, Computer Science from Massachusetts Institute of Technology.

Name and Title	Age	Principal Occupation and Other Information

Patrick E. Kelliher Chief Accounting Officer	57	Mr. Kelliher has served as Legacy Vivint Smart Home’s Chief Accounting Officer since February 2014 and our Chief Accounting Officer since January 2020. Prior to this, he served as Legacy Vivint Smart Home’s Vice President of Finance and Corporate Controller from March 2012 to February 2014. Prior to joining Legacy Vivint Smart Home, Mr. Kelliher served as Senior Director of Finance and Business Unit Controller of Adobe from November 2009 to March 2012. Prior to Adobe, Mr. Kelliher was the Vice President of Finance and Controller for Omniture, Inc. Before that he has served in various senior finance roles at other high growth technology companies. Mr. Kelliher holds a B.S. in Accounting and Finance from Northern Illinois University and an MBA from the University of Chicago Graduate School of Business.

Shawn J. Lindquist Chief Legal Officer and Secretary	50	Mr. Lindquist has served as Legacy Vivint Smart Home’s Chief Legal Officer and Secretary since May 2016 and our Chief Legal Officer and Secretary since January 2020. From February 2014 to May 2016, Mr. Lindquist served as Chief Legal Officer, Executive Vice President and Secretary of Legacy Vivint Smart Home’s sister company, Vivint Solar. From February 2010 to February 2014, Mr. Lindquist served as Chief Legal Officer, Executive Vice President and Secretary of Fusion-io, Inc., a leading provider of flash memory solutions for application acceleration, which was acquired by Sandisk Corporation in 2014. From 2005 to 2010, Mr. Lindquist served as Chief Legal Officer, Senior Vice President and Secretary of Omniture, Inc., through the completion and integration of its merger with Adobe Systems Incorporated. Prior to Omniture, Mr. Lindquist was a corporate and securities attorney at Wilson Sonsini Goodrich & Rosati, P.C., the leading legal advisor to technology, life sciences and other growth enterprises worldwide. Mr. Lindquist has also served as in-house corporate and mergers and acquisitions counsel for Novell, Inc., a software and services company, and as Vice President and General Counsel of a privately held, venture-backed Company. Mr. Lindquist has also served as an adjunct professor of law at the J. Reuben Clark Law School at Brigham Young University. Mr. Lindquist holds a B.S. in Business Management and J.D. from Brigham Young University.

Todd M. Santiago Chief Revenue Officer	47	Mr. Santiago has served as our Chief Revenue Officer since March 2020. Prior to that, Mr. Santiago served as Legacy Vivint Smart Home’s Executive Vice President, General Manager of Retail, which includes managing the Company’s retail relationships, home builder initiatives and direct sales platforms, since November 2018 and our Executive Vice President, General Manager of Retail since January 2020. Prior to this, he served as Legacy Vivint Smart Home’s Chief Revenue Officer from February 2013 to November 2018. Prior to joining Legacy Vivint Smart Home, Mr. Santiago was President of 2GIG from December 2008 to March 2013 where he coordinated the successful launch of Go!Control. Prior to joining 2GIG, Mr. Santiago was Partner and General Manager of Signature Academies in Boise, ID and VP and General Manager at NCH Corporation in Irving, TX. Mr. Santiago is the brother-in-law of Mr. Pedersen. Mr. Santiago holds a B.A. in English from Brigham Young University and an MBA from the Harvard Business School.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc. and for Vivint Smart Home, Inc. with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc. and for Vivint Smart Home, Inc. be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

David F. D’Alessandro, Chair

Bruce McEvoy

Peter F. Wallace

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.

As used herein, references to the “Company,” “we,” “our” and “us” are to Legacy Vivint Smart Home and its subsidiaries which, following the merger, are wholly owned subsidiaries of Vivint Smart Home, Inc (“Vivint Smart Home”). References to “New Vivint” are to Vivint Smart Home following the merger, except that references to the “Company,” “we,” “our” and “us” in “—Compensation Actions Taken in 2020” are to Vivint Smart Home. The compensation objectives and philosophy described in this section represent the compensation objectives and philosophy of Vivint Smart Home going forward; moreover, the currently-serving named executive officers of Legacy Vivint Smart Home are Vivint Smart Home’s current executive officers and their compensation as described herein reflects their compensation as executive officers of Vivint Smart Home.

Introduction

Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our overall enterprise value.

Our named executive officers (“NEOs”) for 2019 were:

•	Todd R. Pedersen, our Chief Executive Officer;

•	Dale R. Gerard, our Chief Financial Officer;

•	Mark J. Davies, our former Chief Financial Officer;

•	Alex J. Dunn, our former President;

•	Matthew J. Eyring, our former Executive Vice President, General Manager of Inside Sales; and

•	Todd M. Santiago, our Chief Revenue Officer.

Leadership Changes

Mr. Davies resigned from his position as the Company’s Chief Financial Officer, and Mr. Gerard was appointed as interim Chief Financial Officer, effective as of October 14, 2019. Mr. Gerard was appointed as Chief Financial Officer of Vivint Smart Home, effective as of March 2, 2020. Todd M. Santiago was promoted to Chief Revenue Officer of Vivint Smart Home, effective as of March 2, 2020.

Mr. Dunn stepped down from his position as our President and as President of Vivint Smart Home effective March 2, 2020 and Mr. Eyring ceased to serve as our Executive Vice President, General Manager of Inside Sales and Executive Vice President, General Manager of Inside Sales of Vivint Smart Home effective March 13, 2020. In connection with his departure, Mr. Dunn also resigned as a director and officer of the Company and of Vivint Smart Home, effective as of March 2, 2020 and from all positions as an employee of the Company and of Vivint Smart Home, effective March 13, 2020. In connection with their departures we entered into separation agreements with Messrs. Dunn and Eyring. The terms of such separation agreements are described under “Compensation Actions Taken in 2020-Separation Agreements with Departing Executive Officers” below.

Comparability of 2019 Compensation

The Company is closely monitoring the impact of the coronavirus (COVID-19) pandemic on its results of operations, financial condition and liquidity, which impact may be material, and proactively taking steps to ensure the health, safety, and well-being of its customers, employees and communities and to mitigate the effects of the pandemic on the Company’s business. The impact of the COVID-19 pandemic was not a factor in 2019 compensation decisions; however it is expected to be a factor in 2020 compensation decisions. For example, for 2020, we have suspended annual merit-based salary increases for all officers and employees, including our NEOs. We have also suspended our 401(k) matching program, effective May 2, 2020.

Executive Compensation Objectives and Philosophy

Our primary executive compensation objectives are to:

•

attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components:

•	Base salary;

•	Cash bonus opportunities;

•	Long-term incentive compensation;

•	Broad-based employee benefits;

•	Supplemental executive perquisites; and

•	Severance benefits.

Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits are designed to attract and retain senior management talent. We also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our NEOs with the long-term interests of our equity-owners and to enhance executive retention.

Compensation Determination Process

In 2019, the compensation committee of the board of directors of our subsidiary, APX Group Holdings, Inc. (the “APX Group Compensation Committee”) assisted the board of directors of APX Group Holdings, Inc. ( the “APX Group board of directors”) in overseeing Legacy Vivint Smart Home’s executive compensation program. In connection with the closing of the Merger, Vivint Smart Home’s Board formed a new compensation committee (the “Vivint Smart Home Compensation Committee”) to assist Vivint Smart Home’s Board in overseeing the Company’s executive compensation program going forward.

In 2019, Messrs. Pedersen and Dunn generally participated in discussions and deliberations with the APX Group Compensation Committee and the APX Group board of directors regarding the determinations of annual cash incentive awards for our executive officers. Specifically, they made recommendations to the APX Group Compensation Committee and/or the APX Group board of directors regarding the performance factors to be used under our annual bonus plan and the amounts of annual cash incentive awards. Messrs. Pedersen and Dunn did not participate in discussions or determinations regarding their individual compensation.

Role of Compensation Consultant

In December 2018, Legacy Vivint Smart Home engaged FW Cook & Co., Inc. (“FW Cook”) to advise the APX Group Compensation Committee in 2019 in connection with a review of the employment agreements of Messrs.

Pedersen and Dunn and make recommendations to the APX Group Compensation Committee on the selection of companies for inclusion in a compensation peer group for 2019 (the “Compensation Peer Group”). FW Cook also assisted the APX Group Compensation Committee in developing a framework for the Company’s equity program and guidelines for future equity grants, and provided advice regarding the equity grants made to the Company’s executive officers on February 29, 2020 under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (the “Plan”). For additional details regarding these equity grants, please see “—Compensation Actions Taken in 2020—Equity Grants” below.

Use of Competitive Data

We do not target a specific market percentile when making executive compensation decisions; however, we believe that information regarding compensation practices at similar companies is a useful tool to help maintain practices that accomplish our executive compensation objectives. In 2019, as noted above, Legacy Vivint Smart Home engaged FW Cook to assist and make recommendations regarding the selection of companies to be included in the Compensation Peer Group. The constituents of the Compensation Peer Group represent companies operating in broadly similar or related industries that fall within a reasonable range with us in certain metrics, including revenue, EBITDA and total enterprise value. The companies included in the Compensation Peer Group are listed below:

Akamai Technologies	Fitbit	Logitech Intl.	Rollins
Black Knight	Garmin	Match Group	ServiceMaster Global
Endurance Intl.	IMAX Corp.	Nu Skin Enterprises	Waste Management
FireEye	j2 Global	Nuance Communications	Zillow Group

In 2019, in addition to the Compensation Peer Group data, Legacy Vivint Smart Home reviewed proprietary technology company survey data, size-adjusted to our revenue. The identity of individual companies comprising the survey data is not available to or considered by us in the evaluation process.

In 2019, Legacy Vivint Smart Home used the information from both the Compensation Peer Group and the survey data as one factor to determine whether its compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and its performance. As a part of this process, FW Cook measured Legacy Vivint Smart Home’s target pay levels for the NEOs versus the competitive data within each compensation component and in the aggregate. In order to evaluate the retentive and alignment power of their existing ownership stakes, FW Cook also prepared an analysis of the carried interest levels of Legacy Vivint Smart Home’s NEOs versus executives serving in similar positions at the Compensation Peer Group.

Going forward, the Compensation Committee intends to periodically review the Compensation Peer Group to ensure that it remains an appropriate comparator frame for evaluating our executive compensation practices.

Employment Agreements

On August 7, 2014, Messrs. Pedersen and Dunn entered into employment agreements with a subsidiary of Legacy Vivint Smart Home. These employment agreements contained the same material terms as, and superseded, those they had entered into previously with our parent, 313 Acquisition. On March 4, 2019, a subsidiary of Legacy Vivint Smart Home entered into amended and restated employment agreements with Messrs. Pedersen and Dunn and on March 2, 2020 we entered into a new employment agreement with Mr. Pedersen. On March 8, 2016, Messrs. Davies, Eyring and Santiago entered into employment agreements with a subsidiary of Legacy Vivint Smart Home. On March 2, 2020, we entered into an employment agreement with Mr. Gerard and a new employment agreement with Mr. Santiago. A full description of the material terms of the employment agreements we entered into with Messrs. Pedersen, Gerard and Santiago is discussed below under “—Compensation Actions Taken in 2020”. A full description of the material terms of the employment agreements a subsidiary of Legacy Vivint Smart Home entered into with Messrs. Pedersen, Gerard and Santiago as in effect during 2019 is discussed below under “—Narrative Disclosure to Summary Compensation Table and 2019 Grants of Plan—Based Awards.”.

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program:

Base Salary

Annual base salaries compensate our executives, including our NEOs, for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation.

The APX Group Compensation Committee believes that the level of an executive’s base salary should reflect such executive’s performance, experience and breadth of responsibilities, salaries for similar positions within our industry and any other factors relevant to that particular job. The APX Group Compensation Committee, with the assistance of our Human Resources Department, also used the experience, market knowledge and insight of its members in evaluating the competitiveness of current salary levels.

In the sole discretion of the APX Group Compensation Committee, base salaries for our executives may be periodically adjusted to take into account changes in job responsibilities or competitive pressures.

In consideration of the above, in 2019, the APX Group board of directors determined to increase each NEO’s base salary as shown below:

Name	Base Salary prior to March 4, 2019 ($)	Base Salary Effective as of March 4, 2019 ($)
Todd R. Pedersen	700,194	1,021,200
Alex J. Dunn	700,194	1,021,200

Name	Base Salary prior to April 1, 2019 ($)	Base Salary Effective as of April 1, 2019 ($)
Dale R. Gerard	358,182	412,000
Mark J. Davies	636,540	655,636
Matthew J. Eyring	636,540	655,636
Todd M. Santiago	636,540	655,636

Name	Base Salary prior to October 14, 2019 ($)	Base Salary Effective as of October 14, 2019 ($)
Dale R. Gerard	412,000	532,000

Name	Base Salary prior to March 2, 2020 ($)	Base Salary Effective as of March 2, 2020 ($)
Dale R. Gerard	532,000	655,636

The increases in Messrs. Pedersen’s and Dunn’s base salaries were made in connection with the amendment and restatement of their respective employment agreements and in consideration of certain changes in the terms of their employment arrangements, including the elimination of an annual payment intended to be used to reimburse the Company for the costs of their personal use of the company airplane, as reflected in their amended and restated employment agreements. The 2019 increases in the base salaries of Messrs. Davies, Eyring and Santiago reflect a 3% increase in their base salaries approved by the APX Group board of directors. The APX Group board of directors determined, at their discretion, to increase Mr. Gerard’s base salary from $358,182 to $412,000 effective as of April 1, 2019. Effective October 14, 2019, in connection with his appointment as interim Chief Financial Officer, the APX Group Compensation Committee approved an additional $10,000 per month in compensation to increase Mr. Gerard’s annual base salary to $532,000. Effective March 2, 2020, in connection with his appointed as Chief Financial Officer, the APX Group Compensation Committee approved an additional $10,303 per month in compensation to increase Mr. Gerard’s annual base salary to $655,636.

The “Summary Compensation Table” and corresponding footnotes to the table show the base salary earned by each NEO during fiscal 2019 as well as the base salary adjustments for each of our NEOs made during fiscal 2019.

Bonuses

Cash bonus opportunities are available to various managers, directors and executives, including our NEOs, to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance.

Fiscal 2019 Management Bonus

On March 4, 2019, the APX Group board of directors adopted an Incentive Compensation Plan (the “Cash Bonus Plan”). Our Cash Bonus Plan allowed the APX Group Compensation Committee to provide annual cash incentive awards to selected employees, including our NEOs, based upon performance goals established by the APX Group Compensation Committee. On February 29, 2020, we assumed the Cash Bonus Plan and granted the authority to administer the Cash Bonus Plan to the Vivint Smart Home Compensation Committee.

In 2019, pursuant to the Cash Bonus Plan, the NEOs were eligible to receive an annual cash incentive award, 75% of which was based on achievements of performance objectives determined by the APX Group Compensation Committee. As provided in their respective employment agreements, the target bonus amount for each of Messrs. Pedersen and Dunn was 100% of his base salary at the end of the performance period minus $300,000 and the target bonus amount for each of Messrs. Davies, Eyring and Santiago was 60% of his base salary at the end of the performance period; the target bonus amount for Mr. Gerard was 50% of his salary earned during the performance period.

To ensure the focus and accountability of the NEOs on and for their varying responsibilities within the organization, the APX Group Compensation Committee determined to apply different performance measures depending on the NEO’s responsibilities. For the NEOs at the corporate level (Messrs. Pedersen, Dunn, Davies and Gerard), 75% of the bonus opportunity was based on company-wide goals. For the NEOs who are heads of our business units (Messrs. Eyring and Santiago), 60% of the bonus opportunity was based on business unit specific goals and 15% of the bonus opportunity was based on company-wide goals. For all of the NEOs, 25% of the bonus opportunity was discretionary as the APX Group Compensation Committee determined to retain discretion to reward other Company accomplishments not anticipated at the beginning of the year.

The actual bonus amounts to be paid to the NEOs at the corporate level for fiscal 2019 performance was calculated by multiplying each NEO’s bonus potential target by a weighted achievement factor based on our actual achievement relative to the company-wide performance objectives and the discretionary component. The APX Group Compensation Committee chose performance metrics that are indicators of our strategic growth and the strength of our overall financial results. The company-wide performance objectives were company-wide Adjusted EBITDA (defined as net income (loss) before interest, taxes, depreciation, amortization, non-cash compensation, MDR fees, and certain other non-recurring expenses or gains) (15% of the total award opportunity) and the weighted average of the business unit-level performance objectives, as described in greater detail below (60% of the total award opportunity).

The business unit performance objectives consisted of Subscriber lifetime value growth (defined as the product of New Subscribers, Service Margin and Average Customer Life, plus LTV upgrade revenues, less Net Subscriber Acquisition Costs and Customer Financing Fees), Service Cost (defined as the average monthly service costs incurred during the period (both period and capitalized service costs), including monitoring, customer service, field service and other service support costs, less total non-recurring Smart Home Services billings for the period divided by average monthly Total Subscribers for the same period), Attrition (defined as the aggregate number of cancelled smart home and security subscribers during the prior 12 month period divided by the monthly weighted average number of Total Subscribers based on the Total Subscribers at the beginning and end of each month of a given period). Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible. If a sale of a service contract to third parties occurs, or a subscriber relocates but continues their service, we do not consider this as a cancellation. If a subscriber transfers their service contract to a new subscriber, we do not consider this as a cancellation for purposes of measuring achievement of certain milestones associated with business unit initiatives. The achievement factor with respect to the business unit objectives for the NEOs at the corporate level was calculated as the weighted average of (1) the weighted average of the achievement factors associated with the actual achievement of our Direct to Home, Inside Sales and Customer Experience business units against the Subscriber lifetime value growth targets for such business units (44% of the total award opportunity), (2) the achievement factor associated with the actual achievement of our Customer Experience business unit against the Service Cost target (6% of the total award opportunity), (3) the achievement factor associated with the actual achievement of our Customer Experience business unit against the Attrition target (4% of the total award opportunity), (4) the weighted average of the achievement factors associated with the actual achievement of our Retail and Customer Experience business units against certain milestones, as described in greater detail below (6% of the total award opportunity).

The table below sets forth the weighting of each component of the annual incentive award opportunity for the NEOs at the corporate level:

Weighting
Weighted Average Business Unit Performance
Subscriber lifetime value growth	44%
Service Cost	6%
Attrition	4%
Initiatives/Pilot lifetime value	6%
Company-wide Performance
Company-wide Adjusted EBITDA	15%
Board Discretion	25%
Total	100%

The achievement factor with respect to the company-wide Adjusted EBITDA component was determined by calculating our actual achievement against the company-wide Adjusted EBITDA performance target based on the pre-established scale set forth in the following table:

% Attainment of Performance Target	Achievement Factor
Less than 95%	0
95%	50%
100%	100%
105%	150%
110%	200%
115%	250%
120% or greater	300%

Based on the pre-established scale set forth above, no cash incentive amount would be paid to the NEOs with respect to the company-wide Adjusted EBITDA component of the award unless our actual performance for 2019 was at or above 95% of the performance target. If performance was 120% or more of the performance target, then the achievement factor with respect to the company-wide Adjusted EBITDA component of the award would be a maximum of 300%. For performance percentages between the levels set forth in the table above, the resulting achievement factor would be adjusted on a linear basis. The company-wide Adjusted EBITDA performance target for 2019 was $410 million.

The achievement factor with respect to the business unit-level performance objective components were determined by calculating the weighted average of our business units’ actual achievement against the targets set for such business units. For our Direct to Home, Inside Sales and Customer Experience business units, the achievement factors were based on the pre-established scale set forth in the following table:

	Direct to Home	Inside Sales	Customer Experience
	Subscriber lifetime value growth as a percentage of target (60%) (1)	Subscriber lifetime value growth as a percentage of target (60%) (1)	Subscriber lifetime value growth of Certain BU Initiatives as a percentage of target (10%) (1)	Install Base Revenue as a percentage of target (10%) (1)	Service Cost as a percentage of target (25%) (1)	Attrition as a percentage of target (15%) (1)
Achievement Factor	% Attainment of Performance Target
0	Less than 95%	Less than 95%	Less than 60%	Less than 50%	Greater than 103%	Greater than 104%
50%	95%	95%	60%	50%	103%	104%
100%	100%	100%	100%	100%	100%	100%
150%	104%	104%	140%	150%	99%	98%
200%	108%	108%	180%	200%	97%	96%
250%	113%	113%	220%	250%	96%	94%
300%	117% or greater	117% or greater	260% or greater	300% or greater	94% or less	92% or less

(1)	Represents the percentage of total bonus for the respective business unit.

For performance percentages between the levels set forth in the table above at each of the business units, the resulting achievement factor would be adjusted on a linear basis. The APX Group Compensation Committee believed and the Vivint Smart Home Compensation Committee believe that the Direct to Home, Inside Sales and Customer Experience performance targets provided reasonably achievable, but challenging, goals for the participants at those business units.

The achievement factor associated with the performance of our Retail business unit was based on such business unit’s accomplishment of certain key milestones related to subscriber growth from expansion into additional retail partners and lead generation sources, achieving certain cost and cash flow targets, and achieving stated milestones associated with new products and channels.

These milestones were not assigned any particular weightings. Accordingly, the Vivint Smart Home Compensation Committee determined the achievement factor based on the overall achievement of our Retail business unit against the various key milestones, with the weighting of the milestones determined in the Vivint Smart Home Compensation Committee’s discretion. The APX Group Compensation Committee believed and the Vivint Smart Home Compensation Committee believes that the Retail business unit performance objectives provided reasonably achievable, but challenging, goals for Mr. Santiago and other participants at the Retail business unit.

No cash incentive amount would be paid to the NEOs at the corporate level with respect to the business unit component of the award unless at least one business unit’s actual achievement was at or above the minimum level of performance corresponding to an achievement factor above 0 with respect to at least one of such business unit’s targets. The achievement factor associated with the business unit component of the award would be a maximum of 300% for significant outperformance.

The actual bonus amounts to be paid to Mr. Eyring for fiscal 2019 performance were calculated by multiplying his bonus potential target by a weighted achievement factor based on our actual achievement relative to the company-wide Adjusted EBITDA objective, the achievement of our Inside Sales business unit relative to the Inside Sales performance objectives, as described in greater detail above, and the discretionary component.

The table below sets forth the weighting of each component of the annual incentive award opportunity for Mr. Eyring:

Weighting
Inside Sales Business Unit Performance
Subscriber lifetime value growth	60%
Company-wide Performance
Company-wide Adjusted EBITDA	15%
Board Discretion	25%
Total	100%

The actual bonus amounts to be paid to Mr. Santiago for fiscal 2019 performance were calculated by multiplying his bonus potential target by a weighted achievement factor based on our actual achievement relative to company-wide Adjusted EBITDA objective, the achievement of our Retail business unit relative to the Retail performance objectives, as described in greater detail above, and the discretionary component.

The table below sets forth the weighting of each component of the annual incentive award opportunity for Mr. Santiago:

Weighting
Retail Business Unit Performance
Achievement of key milestones	60%
Company-wide Performance
Company-wide Adjusted EBITDA	15%
Board Discretion	25%
Total	100%

Based on our actual achievement, we determined the overall weighted achievement factor for our NEOs at the corporate level as set forth in the table below.

	Achievement Factor	Weighting	Weighted Achievement Factor
Weighted Average Business Unit Performance
Subscriber lifetime value growth	80%	44%	35%
Service Cost	300%	6%	18%
Attrition	—%	4%	—%
Initiatives/Pilot lifetime value	58%	6%	3%
Company-wide Performance
Company-wide Adjusted EBITDA	130%	15%	20%
Board Discretion	100%	25%	25%
Total		100%	101%

Based on our actual achievement, we determined the overall weighted achievement factor for Mr. Eyring as set forth in the table below.

	Achievement Factor	Weighting	Weighted Achievement Factor
Inside Sales Business Unit Performance
Subscriber lifetime value growth	75%	60%	45%
Company-wide Performance
Company-wide Adjusted EBITDA	130%	15%	20%
Board Discretion	100%	25%	25%
Total		100%	90%

Based on our actual achievement, we determined the overall weighted achievement factor for Mr. Santiago as set forth in the table below.

	Achievement Factor	Weighting	Weighted Achievement Factor
Retail Business Unit Performance
Achievement of key milestones	15%	60%	9%
Company-wide Performance
Company-wide Adjusted EBITDA	130%	15%	20%
Board Discretion	100%	25%	25%
Total		100%	54%

Notwithstanding the performance of our Retail Business Unit against the Retail Business Unit objectives, the Vivint Smart Home Compensation Committee, in its discretion and in consideration of the achievement of other objectives in 2019, including but not limited to the launch of multiple retail partnerships and the successful completion of the Merger, determined to adjust Mr. Santiago’s weighted achievement factor to 100%. In addition, the Vivint Smart Home Compensation Committee in its discretion determined to adjust Mr. Gerard’s weighted achievement factor to 146% in light of his successful leadership as interim Chief Financial Officer, while simultaneously leading the Company’s Treasury function and the Merger.

The following table illustrates the calculation of the amounts earned by each of our NEOs (other than Mr. Davies, who forfeited his annual cash incentive award in connection with his departure from the Company) pursuant to the Cash Bonus Plan for performance in 2019. The discretionary portion of the actual amounts earned by our NEOs pursuant to Cash Bonus Plan is disclosed in the “Bonus” column of the Summary Compensation Table under the “2019” designation, while the remaining amounts earned by the NEOs at the corporate level are disclosed in the “Non-Equity Incentive Plan Compensation” column.

Name	Salary ($)	Target Bonus %	Target Bonus Amount ($)		Achievement Factor	Bonus Paid ($)
Todd R. Pedersen	1,021,199	100%	721,199		101%	728,411
Alex J. Dunn	1,021,199	100%	721,199		101%	728,411
Dale R. Gerard	532,000	50%	221,000	(1)	146%	323,210
Matthew J. Eyring	655,636	60%	393,382		90%	354,043
Todd M. Santiago	655,636	60%	393,382		100%	393,382

(1)	Mr. Gerard’s target bonus was calculated based on a base salary of $412,000 for the first nine months of 2019 and a base salary of $532,000 for the last three months of 2019.

Sign-On Bonuses

From time to time, we may award sign-on bonuses in connection with the commencement of an NEO’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled individuals to the

Company. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.

Long-Term Incentive Compensation

313 Acquisition LLC Equity Awards

313 Acquisition granted long-term equity incentive awards designed to promote our interest by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning the executives’ interests with those of the Company’s ultimate equity holders. The long-term equity incentive awards were in the form of Class B Units.

The Class B Units were profits interests having economic characteristics similar to SARs and represented the right to share in any increase in the equity value of 313 Acquisition. Therefore, the Class B Units only had value to the extent there was an appreciation in the value of our business from and after the applicable date of grant. In addition, the vesting of two-thirds of the Class B Units were initially subject to Blackstone achieving minimum internal rates of return and multiples on invested capital on its investment in Class A units of 313 Acquisition (the “Class A Units”), as described further below.

The Class B Units granted to our NEOs were designed to motivate them to focus on efforts that would increase the value of our equity while enhancing their retention. The specific sizes of the equity grants made were determined in light of Blackstone’s practices with respect to management equity programs at other private companies in its portfolio and the executive officer’s position and level of responsibility with us.

The Class B Units were initially divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). In June 2018, the APX Group board of directors and the board of managers of 313 Acquisition approved a modification to the vesting terms of the Class B Units (the “Modification”), designed to motivate and retain our employees and align their interests with the interests of the Company. Following such modification, the Class B Units were divided into two time-vesting portions (each one-third of the Class B Units granted) and a 2.0x exit-vesting portion (one-third of the Class B Units granted). Unvested Class B Units were not entitled to distributions from the Company. The incremental fair value in connection with this modification is reflected in the “Stock Awards” column of the Summary Compensation Table for 2018. For additional information regarding our Class B Units, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Equity Awards.”

The initial award of Class B Units granted to Mr. Davies in connection with the commencement of his employment in 2013 contained the following different economic terms: Mr. Davies’ Class B Units would not entitle him to receive any distributions in respect of such units unless and until the cumulative value of such foregone distributions attributable to each Class B Unit equaled the fair market value of a Class B Unit on the date of the grant of such Class B Unit (such foregone amount, the “Delayed Amount Per Class B Unit”). At that point, Mr. Davies (together with the other holders of Class B Units subject to similar foregone distributions) would become entitled to receive pro rata distributions of all subsequent amounts (to the exclusion of other holders who did not have similar rights) until he had received distributions per Class B Unit equal to the Delayed Amount Per Class B Unit. Thereafter, Mr. Davies would become entitled to receive the same amounts with respect to his Class B Units as other holders of Class B Units receive with respect to their Class B Units. In connection with his departure from the Company in October 2019, Mr. Davies forfeited his unvested Class B Units and the Company did not exercise any call rights associated with his vested Class B Units.

Another key component of our long-term equity incentive program was that at the time of Blackstone’s acquisition of us (the “2012 Blackstone Acquisition”), certain of our NEOs and other eligible employees were provided with the opportunity to invest in Class A Units on the same general terms as Blackstone and other co-investors. The Class A Units are equity interests, have economic characteristics that are similar to those of shares of common stock in a corporation and have no vesting schedule. We consider this investment opportunity an important part of our long-term equity incentive program because it encourages equity ownership and aligns the NEOs’ financial interests with those of our ultimate equity holders. Each of Messrs. Pedersen, Gerard, Dunn and Santiago, when presented with the opportunity, chose to invest in Class A Units.

Vivint Group, Inc. Stock Appreciation Rights

The Company’s indirect subsidiary, Vivint Group, awarded SARs, representing the right to share in any increase in the equity value of Vivint Group, to Mr. Gerard, pursuant to the Vivint Group, Inc. Amended and Restated 2013 Omnibus Incentive Plan (the “Vivint Group Plan”). The purpose of the SARs was to attract and retain personnel and provide an opportunity to acquire an equity interest of Vivint Group. The SARs were subject to vesting conditions, consistent with the Class B Units referenced above.

In connection with the Merger in January 2020, the Class B Units and SARs held by our NEOs were treated as discussed below under “—Treatment of Equity Incentive Awards in Connection with the Merger”.

2018 Retention Awards

In 2018, we approved a retention program designed to motivate and retain our employees. Pursuant to this program the APX Group Compensation Committee approved the grant of retention awards to Messrs. Davies, Eyring, Santiago and Gerard.

Mr. Gerard was granted a retention award in the amount of $1.0 million, payable as follows: (i) $333,333.33 payable in June 2018; (ii) $333,333.33 payable in June 2019; and (iii) $333,333.34 payable in June 2020, subject to continued employment and good standing with the Company or its subsidiaries through each payment date. Each of Messrs. Davies, Eyring and Santiago was granted a retention award in the amount of $2.5 million, payable as follows: (i) $833,333.33 payable in August 2018; (ii) $833,333.33 payable in August 2019; and (iii) $833,333.34 payable in August 2020, subject to continued employment and good standing with the Company or its subsidiaries through each payment date.

If Messrs. Gerard’s or Santiago’s employment is terminated by the Company other than for Cause (as defined in his employment agreement or retention award agreement, as applicable), including due to death or disability, prior to any remaining payment date, he will receive the full remaining amount of the retention award, payable within two and one half months following his termination date subject to his (or his estate’s, as applicable), execution of an effective release of claims in favor of the Company. He will not be entitled to receive any remaining amount of his retention award if (i) he terminates his employment with the Company for any reason, or (ii) his employment is terminated by the Company for Cause, in either case at any time prior to the applicable eligibility date set forth above.

Benefits and Perquisites

We provide to all of our employees, including our NEOs, employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•	a 401(k) savings plan;

•	paid vacation, sick leave and holidays;

•	medical, dental, vision and life insurance coverage; and

•	employee assistance program benefits.

Currently, all participants are eligible for matching under our 401(k) savings plan. Under this matching program, we match an employee’s contributions to the 401(k) savings plan dollar-for-dollar up to 1% of such employee’s eligible earnings and $0.50 for every $1.00 for the next 5% of such employee’s eligible earnings. The maximum match available under the 401(k) plan is 3.5% of the employee’s eligible earnings. For employees who have been employed by us for less than two years, matching contributions vest on the second anniversary of their date of hire. Our matching contributions to our employees who have been employed by us for two years or more are always fully vested. Effective as of May 2, 2020, we have suspended our 401(k) matching program.

At no cost to the employee, we provide an amount of basic life insurance and basic accidental death and dismemberment insurance valued at 1x times their basic annual earnings up to a maximum of $250,000 ($50,000 minimum).

We also provide our NEOs with specified perquisites and personal benefits that are not generally available to all employees, such as personal use of our Company leased aircraft (subject to the terms and limits set forth in our corporate aircraft policy), use of a company vehicle, financial advisory services, reimbursement for health insurance premiums, enhanced employee cafeteria benefits, country club memberships, excess liability insurance premiums, alarm system fees, event tickets, fuel expenses, relocation assistance and, in certain circumstances, reimbursement for personal travel. In addition, as to Messrs. Pedersen and Dunn, perquisites have included personal use of Company personnel, however Messrs. Pedersen and Dunn reimburse the Company for the full costs of such personal use. Each of Messrs. Pedersen and Dunn were also provided with an annual fringe benefit allowance of $300,000 under the previous terms of their employment agreements, which were amended and restated March 4, 2019. Under their amended and restated employment agreements, Messrs. Pedersen and Dunn no longer receive such fringe benefit allowance. We also reimburse our NEOs for taxes incurred in connection with certain of these perquisites.

With respect to event tickets, we believe there is no incremental cost to us associated with the personal use by our NEOs and their guests of (i) tickets to various sporting and entertainment events that we have acquired at no additional cost in connection with our corporate sponsorships of various organizations (ii) our corporate suite at Vivint Smart Home Arena in Salt Lake City, Utah, which is leased for business-related entertainment and paid for seasonally rather than individually by event or (iii) other tickets to various sporting and entertainment events that are paid for seasonally rather than individually by event. Accordingly, no amounts other than reimbursement for taxes incurred related to these items are included in the compensation of our NEOs in the “Summary Compensation Table” below.

In addition, we have entered into a time-sharing agreement with Messrs. Pedersen and Dunn governing their personal use of the Company leased aircraft. Mr. Pedersen pays, and Mr. Dunn paid, for personal flights an amount equal to the aggregate variable cost to the Company for such flights, up to the maximum authorized by Federal Aviation Regulations. The aggregate variable cost for this purpose includes fuel costs, out-of-town hangar costs, landing fees, airport taxes and fees, customs fees, travel expenses of the crew, any “deadhead” segments of flights to reposition corporate aircraft and other related rental fees. In addition, family members and friends of our NEOs have, in limited circumstances, accompanied the NEOs on business travel on the Company leased aircraft for which we have generally incurred de minimis incremental costs.

We provide these perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. The aggregate incremental cost to the Company of these benefits and perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” and the accompanying footnote in accordance with the SEC rules.

Severance Arrangements

Our Board believes that providing severance benefits to our NEOs is critical to our long-term success, because severance benefits act as a retention device that helps secure an executive’s continued employment and dedication to the Company. Messrs. Pedersen, Dunn, Gerard, Davies, Eyring and Santiago have or had severance arrangements, which are or were included in their employment agreements. Mr. Pedersen is and Mr. Dunn was eligible to receive severance benefits if his employment is/was terminated for any reason other than voluntary resignation or willful misconduct. The severance payments to our NEOs are contingent upon the affected executive’s execution of a release and waiver of claims, which contains non-compete, non-solicitation and confidentiality provisions. See “—Potential Payments Upon Termination or Change in Control” for descriptions of these arrangements.

Mr. Eyring was, and Mr. Santiago is, eligible to receive severance benefit in the event of a termination of employment without “cause” (as defined below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Employment Agreements” and “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Bonuses—2018 Retention Awards”) and other than by reason of death or while he was/is disabled. See “—Potential Payments Upon Termination or Change in Control” for descriptions of these arrangements.

For a description of the severance benefits Mr. Gerard is entitled to receive in the event of his termination as provided in his employment agreement, see “—Compensation Actions Taken in 2020-Employment Agreements”.

Mr. Davies resigned from his position as the Company’s Chief Financial Officer, effective October 14, 2019. Mr. Davies did not receive any severance or other benefit payments as a result of his departure.

In connection with their departures from the Company in 2020, Messrs. Dunn and Eyring entered into separation agreements with the Company. The terms of such separation agreements are described below under “Compensation Actions Taken in 2020-Separation Agreements with Departing Executive Officers.”

Treatment of Equity Incentive Awards in Connection with the Merger

Vesting/Modifications. As of immediately prior to the effective time of the Merger (the “effective time”), 313 Acquisition and Legacy Vivint Smart Home modified the vesting schedule of each Company Group Class B Unit (as defined in the Merger Agreement) and Company Group SAR (as defined in the Merger Agreement) that would vest if Blackstone received cash proceeds in respect of its Class A Units equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units at such time (the “2.0x Company Group Equity Awards”) such that each 2.0x Company Group Equity Award will instead vest, subject to the holder’s continued employment on the applicable vesting date (or event), (i) in equal 25% annual installments on each of the first four anniversaries of the closing date of the Merger or (ii) if earlier, in full upon either (x) a Change of Control (as defined in the applicable Company Group Stock Plan (as defined in the Merger Agreement)) or (y) Blackstone receiving cash proceeds in respect of its Class A Units equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units at such time (the “2.0x Modification”).

Vested Company Group Class B Units. As of immediately prior to the effective time, each vested Company Group Class B Unit, including those held by our NEOs (other than Messrs. Pedersen and Dunn) and directors, was redeemed by 313 Acquisition for shares of common stock of Vivint Solar, Inc. (“VSLR common stock”) and Legacy Vivint Smart Home common stock, with an equivalent value as the Company Group Class B Unit so redeemed, in a manner determined by the board of managers of 313 Acquisition (the “313 Board”), pursuant to the terms and conditions of the Company Group Stock Plans (as defined in the Merger Agreement) and the limited liability company agreement of 313 Acquisition (the “313 LLCA”), assuming a hypothetical liquidation of 313 Acquisition. The number of shares of VSLR common stock and Legacy Vivint Smart Home common stock issued with respect to each vested Company Group Class B Unit in such redemptions was determined on a pro rata basis using the relative value of the shares of VSLR common stock and Legacy Vivint Smart Home common stock held by 313 Acquisition as of the effective time. Holders of shares of Legacy Vivint Smart Home common stock received in such redemptions were entitled to receive the merger consideration in accordance with the Merger Agreement. To the extent that the deemed unit price of such vested Company Group Class B Unit was equal to or in excess of the fair market value of a Class A Unit as of the time of such redemptions, such vested Company Group Class B Unit was redeemed for $0.00.

Unvested Company Group Class B Units. As of immediately prior to the effective time, each unvested Company Group Class B Unit, including those held by our NEOs (other than Messrs. Pedersen and Dunn) and directors, was redeemed by 313 Acquisition for a number of shares of Company Restricted Stock, with an equivalent value as the Company Group Class B Units so redeemed, in a manner determined by the 313 Board in accordance with the terms of the Company Group Stock Plans and the 313 LLCA, assuming a hypothetical liquidation of 313 Acquisition. Such shares of Company Restricted Stock were subject to the same vesting terms and conditions as the corresponding Company Group Class B Units, as modified pursuant to the 2.0x Modification. As of the effective time, each such share of Company Restricted Stock was automatically, without any action on the part of the holder thereof, cancelled and converted into a number of shares of our Class A Common Stock equal to the exchange ratio, rounded to the nearest whole share of our Class A common stock (after such conversion, “Rollover Restricted Stock” and together with the Rollover RSUs and the Rollover SARs, the “Rollover Equity Awards”). To the extent that the deemed unit price of an unvested Company Group Class B Unit was equal to or in excess of the fair market value of a Class A Unit as of the time of such redemptions, such unvested Company Group Class B Unit was redeemed for $0.00.

Company Group RSUs. As of the effective time, each Company Group RSU (as defined in the Merger Agreement) held by our directors, to the extent then outstanding and unsettled, without any action on the part of the holder thereof, was automatically cancelled and converted into an RSU entitling the holder thereof to receive upon settlement a number of shares of our Class A common stock equal to the product of (x) the number of shares of VGI common stock subject to such Company Group RSU as of immediately prior to the effective time, multiplied by (y) 0.0864152412 (the “VGI exchange ratio”), rounded down to the nearest whole number of shares of our Class A common stock (after such conversion, “Rollover RSUs”).

Company Group SARs. As of the effective time, each Company Group SAR, including those held by Mr. Gerard and our directors, to the extent then outstanding and unexercised, without any action on the part of the holder thereof, was automatically cancelled and converted into a SAR with respect to a number of shares of our Class A common stock equal to the product of (x) the number of shares of VGI common stock subject to such Company Group SAR as of immediately prior to the effective time, multiplied by (y) the VGI exchange ratio, rounded down to the nearest whole number of shares of our Class A common stock, with a strike price per share of Mosaic Class A common stock equal to the quotient obtained by dividing (i) the per share strike price of such Company Group SAR as of immediately prior to the effective time by (ii) the VGI exchange ratio, rounded up to the nearest whole cent (after such conversion, “Rollover SARs”).

Rollover Equity Awards. Any shares of our Class A common stock issuable under Rollover Equity Awards, other than the awards held by Messrs. Pedersen and Dunn, are subject to restrictions on transfer until the first anniversary of the closing date of the Merger, unless otherwise agreed to by the Company and the applicable holder. Each Rollover Equity Award is subject to the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan and to the same terms and conditions, including, without limitation, any vesting conditions (as modified by the 2.0x Modification), as had applied to the corresponding Company Group Equity Award as of immediately prior to the effective time, except for such terms rendered inoperative by reason of the merger, subject to such adjustments as reasonably determined by our Board to be necessary or appropriate to give effect to the conversion or the merger. Holders of outstanding Rollover Equity Awards have the contingent right to receive earnout shares, or have the terms and conditions of such Rollover Equity Awards adjusted, if, from the consummation of the Merger until the fifth anniversary thereof, the volume-weighted average price of our Class A common stock exceeds certain thresholds.

Treatment of Equity Awards Held by Messrs. Pedersen, and Dunn. As of immediately prior to the effective time, the Company Group Class B Units, whether or not vested, held by Messrs. Pedersen and Dunn (the

“Holdback Executives”) were converted into a number of Class A Units (the “Converted Class A Units”), in accordance with the terms and conditions of the Company Group Stock Plans and the 313 LLCA, with an equivalent value and subject to the same vesting terms and conditions as the corresponding Company Group Class B Units (as modified pursuant to the 2.0x Modification). As of immediately following the effective time, the Converted Class A Units held by the Holdback Executives (in addition to any other Class A Units held by the Holdback Executive) were automatically reclassified into a number of vested and unvested units designed to track 313 Acquisition’s interests in the VSLR common stock, our Class A common stock, common stock of Vivint Wireless, Inc. (“VW”) and its other property, in each case held as of the effective time, subject to the same vesting terms and conditions as the corresponding Converted Class A Units, as applicable (the “tracking units”). The number of each class of tracking unit to be issued to the Holdback Executives was determined on a pro rata basis using the relative value of the shares of VSLR common stock, our Class A common stock and VW common stock and other property held by 313 Acquisition as of immediately following the effective time. On the first anniversary of the closing date of the merger, 10% of any then-vested tracking units held by the Holdback Executives (other than other property tracking units), less any amounts previously sold by, or distributed to, Holdback Executives in connection with sales of shares of VSLR common stock, Mosaic Class A common stock and VW common stock by 313 Acquisition, will be redeemed by 313 Acquisition for the shares of VSLR common stock, our Class A common stock and VW common stock underlying such tracking units in accordance with the terms and conditions of the 313 LLCA. Following the second anniversary of the closing date of the merger, upon written request to 313 Acquisition by a Holdback Executive, 313 Acquisition will promptly redeem all (or any portion) of the then-vested tracking units (other than other property tracking units) held by the Holdback Executives for the shares of VSLR common stock, our Class A common stock and VW common stock underlying such tracking units in accordance with the terms and conditions of the 313 LLCA. 313 Acquisition will have no obligation to redeem any other property tracking units at any time and may redeem such tracking units, in its sole discretion, in accordance with the terms and conditions of the 313 LLCA. No unvested tracking units held by the Holdback Executives will be redeemed until they become vested.

Post-Merger Modification. On February 29, 2020, our Board approved a further modification (the “Modification”) of the vesting terms of the Rollover Restricted Stock and Rollover SARs granted to certain officers and employees of the Company and its subsidiaries, including Messrs. Gerard, Eyring and Santiago, that was outstanding as of the Merger and as of February 29, 2020 (the “Outstanding Equity”). The Modification provides that in addition to the previous vesting terms and conditions, subject to the continued employment of the holder of the Outstanding Equity, on January 17, 2021, all then-outstanding and unvested Outstanding Equity shall become vested.

Compensation Actions Taken in 2020

Equity Awards

On February 29, 2020, the Company approved grants under the Plan of time-vesting restricted stock units (the “RSUs”) and performance-vesting restricted stock units (the “PSUs”) (each representing the right to receive one share of Class A common stock of the Company upon the settlement of each restricted stock unit) to each of Messrs. Pedersen, Gerard and Santiago under the Plan, effective as of, and subject to such individual’s continued employment with the Company or its subsidiaries (including the Company) on March 24, 2020, the date that the Company executed and filed an effective registration statement on Form S-8 with the SEC in order to register the offer and sale of shares of Class A common stock of the Company pursuant to the Plan (such date, the “grant date”). Mr. Pedersen is eligible to be granted 585,366 RSUs and 585,366 PSUs on the grant date, Mr. Gerard is eligible to be granted 342,439 RSUs and 184,390 PSUs on the grant date and Mr. Santiago is eligible to be granted 396,341 RSUs and 213,415 PSUs on the grant date.

The RSUs granted to each of the executives will vest, subject to continued employment on each applicable vesting date, with respect to 25% of the restricted stock units on each of the first four anniversaries of January 17, 2020.

The PSUs have a one-year performance period beginning on January 1, 2020 and ending on December 31, 2020 and vest based upon the Company’s achievement of specified performance goals through fiscal year end 2020 and the passage of time. The PSUs performance goals are based on the Company’s Adjusted EBITDA, Net Cash and Total Subscribers performance. The total number of restricted stock units subject to the PSU awards eligible to vest will be based on the level of achievement of the performance goals and ranges from 0% (if below threshold performance) up to 100% (for target or above target performance). Fifty percent (50%) of such PSUs eligible to vest will vest on the date the Vivint Smart Home Compensation Committee certifies in writing the achievement of the performance metrics (the “determination date”) and the remaining 50% of such PSUs will vest on the first anniversary of the determination date, in each case, subject to continued employment on the applicable vesting date.

For purposes of the PSU awards:

Adjusted EBITDA shall mean, with respect to fiscal year 2020, the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2020 or as otherwise determined by the audit committee of the Company’s Board;

Net Cash shall mean, with respect to fiscal year 2020, the amount of net cash provided by or used in financing activities for fiscal year 2020, excluding any equity proceeds, taxes paid related to vesting of equity awards, return of capital or re-financing fees, or as otherwise determined by the audit committee of the Company’s Board; and

Total Subscribers shall mean, with respect to fiscal year 2020, the aggregate number of active smart home and security subscribers at the end of fiscal year 2020, which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2020 or as otherwise determined by the audit committee of our Board.

Employment Agreements

On March 2, 2020, the Company entered into employment agreements with each of Messrs. Pedersen and Santiago, in each case, effective March 2, 2020, in order to reflect the assignment of each of the Amended and Restated Employment Agreement between Mr. Pedersen and APX dated as of March 4, 2019 (the “Pedersen Employment Agreement”) and the Employment Agreement between Mr. Santiago and APX, dated as of March 8, 2016 (the “Santiago Employment Agreement”) from APX to Vivint Smart Home. In addition, the Santiago Employment Agreement was updated to reflect Mr. Santiago’s current annual base salary of $655,636 and annual target bonus opportunity equal to sixty percent (60%) of Mr. Santiago’s base salary. Except as set forth above, the terms and conditions of the Pedersen Employment Agreement and Santiago Employment Agreement remain unchanged. For a summary of the material terms of each of the Pedersen Employment Agreement and the Santiago Employment Agreement, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Employment Agreements”.

On March 2, 2020, the Company entered into an employment agreement with Mr. Gerard. The principal terms of such agreement are summarized below.

The employment agreement with Mr. Gerard provides for a term ending on March 2, 2021, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreement, Mr. Gerard is eligible to receive a minimum base salary, and an annual bonus award with a target amount equal to a percentage of his base salary. Mr. Gerard’s current base salary is $655,636, and he is eligible to earn an annual bonus award with a target amount equal to 60% of his base salary at the end of the performance period. If the employment of Mr. Gerard terminates for any reason, Mr. Gerard is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under Vivint Smart Home’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If the employment of Mr. Gerard is terminated by the Company without “cause” (as defined below) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), Mr. Gerard is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of Vivint Smart Home and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which Mr. Gerard was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 150% of Mr. Gerard’s then-current base salary plus 150% of the actual bonus Mr. Gerard received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for Mr. Gerard and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

For purposes of Mr. Gerard’s employment agreement, the term “cause” means the executive’s continued failure to substantially perform his employment duties for a period of 10 days following written notice from Vivint Smart Home; any dishonesty in the performance of the executive’s employment duties that is materially injurious to Vivint Smart Home; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of Mr. Gerard’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Mr. Gerard is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Mr. Gerard’s employment agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of Vivint Smart Home’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

Separation Agreements with Departing Executive Officers

The Company and Mr. Dunn entered into a Separation Agreement (the “Dunn Separation Agreement”), effective March 2, 2020, and on March 13, 2020, Mr. Dunn entered into a Release and Waiver of Claims in favor of the Company (the “Dunn Release”). Pursuant to the Dunn Separation Agreement, Mr. Dunn is entitled to:

•

subject to non-revocation of the Dunn Release and, in respect of items (ii)-(iv) listed below, continued compliance with the Dunn Restrictive Covenants (as defined below), the following payments and benefits to which Mr. Dunn is entitled pursuant to the Amended and Restated Employment Agreement, dated as of March 4, 2019, by and between Mr. Dunn and APX (the “Dunn Employment Agreement”), in connection with a termination without “Cause”:

•	a lump sum cash severance payment equal to $143,845.86, in respect of a pro rata portion of Mr. Dunn’s annual target bonus in respect of 2020, payable within 10 days of Mr. Dunn’s departure date;

•	a lump sum cash payment equal to $2,042,399.64, which is equal to 200% of Mr. Dunn’s base salary, payable within 55 days after Mr. Dunn’s departure date;

•	a lump sum cash payment equal to $1,456,822, which is equal to 200% of Mr. Dunn’s annual bonus for 2019, payable within 55 days after Mr. Dunn’s departure date; and

•

a lump sum cash payment equal to $31,838.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Dunn and his dependents for 24 months, payable within 55 days after Mr. Dunn’s departure date.

In addition, subject to (i) Mr. Dunn’s continued compliance with the Dunn Restrictive Covenants and (ii) non-revocation of the Dunn Release, (A) the Company shall pay an amount equal to $168,265.00, on behalf of Mr. Dunn, in respect of the amount required to buy out Mr. Dunn’s Company-leased automobile; Mr. Dunn shall be permitted to retain such automobile and (B) 313 Acquisition shall cause each of the unvested tracking units in 313 Acquisition held by an affiliate of Mr. Dunn to become vested as of the effective date of the Dunn Release (such tracking units, the “Accelerated Units”); provided, however that if (x) Mr. Dunn voluntarily terminates the advisory arrangement described below or the Company terminates such advisory arrangement for “cause” or Mr. Dunn fails to perform the advisory services as requested by the Company or (y) Mr. Dunn breaches the Dunn Restrictive Covenants, the affiliate of Mr. Dunn will forfeit all rights with respect to the Accelerated Units (including any property distributed in respect of such Accelerated Units). The Dunn Separation Agreement provides that, notwithstanding anything to the contrary set forth in the 313 LLCA, (i) on or following January 17, 2021, the affiliate of Mr. Dunn will be able to request, in writing, a redemption of a number of tracking units in respect of 313 Acquisition’s interests in the Class A Common Stock of the Company (the “Company Units”) and a number of tracking units in respect of 313 Acquisition’s interests in the common stock of Vivint Solar, Inc. (the “VSLR Units”) equal to (x) up to 50% of the total number of Company Units and VSLR Units held by the affiliate of Mr. Dunn as of the date of his departure minus (y) the number of Company Units and VSLR Units previously redeemed by 313 Acquisition and (ii) on or following January 17, 2022, the affiliate of Mr. Dunn may request, in writing, a redemption of any Company Units or VSLR Units then held by such affiliate, in each case in accordance with the terms set forth in the 313 LLCA and upon such request, 313 Acquisition shall promptly redeem such Company Units and/or VSLR Units in accordance with the terms of the 313 LLCA.

The Dunn Separation Agreement also contains an agreement by Mr. Dunn that he will remain subject to any restrictive covenants between Mr. Dunn and the Company or any of its subsidiaries or affiliates including those set forth in the Dunn Employment Agreement and the Management Subscription Agreement (Incentive Units), dated as of November 16, 2012 between Mr. Dunn and 313 Acquisition (collectively, the “Dunn Restrictive Covenants”). The Dunn Restrictive Covenants consists of 24-month post-departure (the “restricted period”) non-compete, non-solicitation and non-disparagement provisions and an indefinite confidentiality provision. Mr. Dunn has agreed that the restricted period shall continue for length of the advisory period discussed below and for 24 months thereafter.

Pursuant to the Dunn Separation Agreement, Mr. Dunn also agreed to become an independent advisor to Vivint Smart Home and its subsidiaries and affiliates for a period of 12 months following his departure date, unless terminated earlier, for no additional consideration.

The Company and Mr. Eyring entered into a Separation Agreement (the “Eyring Separation Agreement”), effective March 13, 2020, and Mr. Eyring executed a Release and Waiver of Claims in favor of the Company (the “Eyring Release”) in connection therewith. Pursuant to the Eyring Separation Agreement, Mr. Eyring is entitled to:

•

subject to non-revocation of the Eyring Release and, in respect of items (ii)-(iv) listed below, continued compliance with the Eyring Restrictive Covenants (as defined below), the following payments and benefits to which Mr. Eyring is entitled pursuant to the Employment Agreement, dated as of March 8, 2016, by and between Mr. Eyring and APX (the “Eyring Employment Agreement”), in connection with a termination without “Cause”:

•

(i) a lump sum cash severance payment equal to $78,461.36, in respect of a pro rata portion of Mr. Eyring’s annual target bonus in respect of 2020, payable within 10 days of Mr. Eyring’s departure date;

•	(ii) a lump sum cash payment equal to $983,454.00, which is equal to 150% of Mr. Eyring’s base salary, payable within 55 days after Mr. Eyring’s departure date;

•	(iii) a lump sum cash payment equal to $590,072.40, which is equal to 150% of Mr. Eyring’s annual target bonus for 2019, payable within 55 days after Mr. Eyring’s departure date; and

•

(iv) a lump sum cash payment equal to $26,452.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Eyring and his dependents for 18 months, payable within 55 days after Mr. Eyring’s departure date.

In addition, subject to (i) Mr. Eyring’s continued compliance with the Eyring Restrictive Covenants and (ii) non-revocation of the Eyring Release, (A) the Company shall pay an amount equal to $118.998.30, in respect of the amount required to buy out Mr. Eyring’s Company-leased automobiles; Mr. Eyring shall be permitted to retain such automobiles and (B) fifty percent (50%) of the 263,059 shares of restricted Class A common stock of the Company Mr. Eyring currently holds (including the 51,359 shares restricted Class A common stock of the Company Mr. Eyring received in respect of the Company’s achievement of a portion of the earnout related to the Merger), rounded down to the nearest share, shall vest as of the effective date of the Eyring Release, subject to forfeiture if Mr. Eyring breaches any of the Eyring Restrictive Covenants (and all other unvested equity held by Mr. Eyring was forfeited for no consideration as of the departure date).

The Eyring Separation Agreement also contains an agreement by Mr. Eyring that he will remain subject to any restrictive covenants between Mr. Eyring and the Company or any of its subsidiaries or affiliates including those set forth in the Eyring Employment Agreement and the Management Subscription Agreement (Incentive Units), dated as of July 12, 2013 between Mr. Eyring and 313 Acquisition (the “Eyring Restrictive Covenants”). The Eyring Restrictive Covenants consists of 18-month post-departure non-compete, non-solicitation and non-disparagement provisions and an indefinite confidentiality provision.

Anti-Hedging and Pledging Policies

The Company’s insider trading policy prohibits directors, officers, employees and agents (such as consultants and independent contractors) of the Company from pledging Company securities as collateral for loans and from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding Company securities.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Todd R. Pedersen,	2019	959,468	180,300	—	548,111	910,502	2,598,381
Chief Executive Officer	2018	695,096	105,030	2,670,732	770,213	1,035,452	5,276,523
	2017	674,469	—	—	822,558	1,012,282	2,509,309

Dale R. Gerard,	2019	422,511	488,583	—	167,960	84,110	1,163,164
Chief Financial Officer

Mark J. Davies, (5)	2019	559,715	833,333	—	—	124,391	1,517,439
Former Chief Financial Officer	2018	631,905	1,310,738	455,167	—	138,504	2,536,314
	2017	613,154	370,800	—	—	127,267	1,111,221

Alex J. Dunn,	2019	959,468	180,300	—	548,111	661,679	2,349,558
Former President	2018	695,096	105,030	2,670,732	770,213	889,305	5,130,376
	2017	674,469	—	—	822,558	877,021	2,374,048

Matthew J. Eyring,	2019	650,495	931,678	—	255,698	101,925	1,939,796
Former Executive Vice President, General Manager of Inside Sales	2018	631,905	1,310,738	596,000	—	107,724	2,646,367
	2017	613,154	370,800	—	—	100,618	1,084,572

Todd M. Santiago,	2019	650,495	1,112,634	—	114,081	195,426	2,072,636
Executive Vice President, General Manager of Retail	2018	631,905	1,310,738	596,000	—	144,586	2,683,229
	2017	613,154	370,800	—	—	137,786	1,121,740

(1)

Effective March 4, 2019, the base salaries of Messrs. Pedersen and Dunn were increased from $700,194 to $1,021,200. Effective April 1, 2019 the base salaries of Messrs. Davies, Eyring and Santiago, from $636,540 to $655,636. The base salary of Mr. Gerard increased from $358,182 to $412,000 effective April 1, 2019 and increased further to $532,000, effective October 14, 2019.

(2)

The amounts reported in this column for 2019 represent retention bonuses paid for Messrs. Gerard, Davies, Eyring and Santiago as described in “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Bonuses—2018 Retention Awards” and the discretionary portion of the 2019 annual cash incentive awards described above under “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Bonuses—Fiscal 2019 Management Bonus”.

(3)

The amounts reported in this column for 2019 represent the incentive payouts to our NEOs under the 2019 annual cash incentive awards described above under “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Bonuses—Fiscal 2019 Management Bonus”.

(4)	Amounts reported under All Other Compensation for fiscal 2019 reflect the following:

(a)

as to Mr. Pedersen, $77,430 additional cash compensation paid to Mr. Pedersen pursuant to his prior employment agreement, which was amended and restated March 4, 2019 (see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards—Employment Agreements”), reimbursement for health insurance premiums, excess liability insurance premiums, $23,124 in country club membership fees, $35,935 in actual Company expenditures for use, including business use, of a Company car, alarm system fees, event tickets (for which we incurred no incremental costs), fuel expenses, $93,750 in reimbursements for financial advisory services provided to Mr. Pedersen, other miscellaneous personal benefits and $418,514 reimbursed for taxes with respect to perquisites. In addition, Mr. Pedersen reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Benefits and Perquisites.”

While maintenance costs are not included in the reimbursement amount under the time-sharing agreement, the Company has determined it is appropriate to allocate a portion of the maintenance costs when calculating the aggregate incremental cost associated with personal use of the Company aircraft for purposes of SEC disclosure. Therefore, amounts reported also reflect $198,688 in maintenance costs allocated on the basis of the proportion of personal use. In addition, family members and friends of Mr. Pedersen have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred $20,185 of incremental costs;

(b)

as to Mr. Gerard $27,809 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, event tickets (for which we incurred no incremental costs), excess liability insurance premiums, fuel expenses and $36,431 reimbursed for taxes owed with respect to perquisites;

(c)

as to Mr. Davies, $44,085 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, country club membership fees, event tickets (for which we incurred no incremental costs), excess liability insurance premiums, fuel expenses and $55,003 reimbursed for taxes owed with respect to perquisites;

(d)

as to Mr. Dunn, $77,430 additional cash compensation paid to Mr. Dunn pursuant to his prior employment agreement, which was amended and restated March 4, 2019 (see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards—Employment Agreements”), reimbursement for health insurance premiums, excess liability insurance premiums, the value of meals in the Company cafeteria, country club membership fees, $41,604 in actual Company expenditures for use, including business use, of a Company car, alarm system fees, event tickets (for which we incurred no incremental costs) and Company paid personal travel, $93,750 in reimbursements for financial advisory services provided to Mr. Dunn, other miscellaneous personal benefits and $276,198 reimbursed for taxes with respect to perquisites. In addition, Mr. Dunn reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement described under “Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Benefits and Perquisites.” As discussed in footnote 6(a) above, amounts reported reflect a similar allocation of $84,471 in maintenance costs associated with Mr. Dunn’s personal use of the Company leased aircraft. In addition, family members and friends of Mr. Dunn have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred $39,948 of incremental costs;

(e)

as to Mr. Eyring, $32,154 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, country club membership fees, event tickets (for which we incurred no incremental costs), the value of meals in the Company cafeteria, excess liability insurance premiums, fuel expenses, alarm system fees and $39,862 reimbursed for taxes owed with respect to perquisites; and

(f)

as to Mr. Santiago, $34,474 in actual Company expenditures for use, including business use, of a Company car, alarm system fees, reimbursement for health insurance premiums, country club membership fees, event tickets (for which we incurred no incremental costs), Company paid personal travel, the value of meals in the Company cafeteria, excess liability insurance premiums, fuel expenses, and $99,454 reimbursed for taxes owed with respect to perquisites. In addition, family members and friends of Mr. Santiago have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs.

(5)	In connection with his departure from the Company in October 2019, Mr. Davies forfeited his 2019 management bonus.

Grants of Plan-Based Awards in 2019

The following table provides supplemental information relating to grants of plan-based awards made to our NEOs during 2019.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Todd R. Pedersen	2,840	540,900	1,622,700
Dale R. Gerard	832	158,442	475,326
Mark J. Davies (2)	1,549	295,037	885,111
Alex Dunn	2,840	540,900	1,622,700
Matthew J. Eyring	4,426	295,037	885,111
Todd M. Santiago	22,128	295,037	885,111

(1)

Reflects the possible payouts of cash incentive compensation to our NEOs under the fiscal 2019 management bonus. The actual amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and described in “Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Bonuses—Fiscal 2019 Management Bonuses”.

(2)	Mr. Davies resigned from his position as the Company’s Chief Financial Officer, effective October 14, 2019 and was not entitled to any future payout associated with the fiscal 2019 management bonus.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements

Employment Agreements with Messrs. Pedersen and Dunn

The employment agreements in effect in 2019 with our Chief Executive Officer (CEO), Todd Pedersen, and our President, Alex Dunn, contain substantially similar terms. The principal terms of each of these agreements are summarized below, except with respect to potential payments and other benefits upon specified terminations, which are summarized below under “-Potential Payments Upon Termination or Change in Control.” We initially entered into employment agreements with Messrs. Pedersen and Dunn on August 7, 2014 (the “2014 Employment Agreements”) and we amended and restated these employment agreements on March 4, 2019.

Each amended and restated employment agreement provides for a term ending on March 4, 2022 and extends automatically for additional one-year periods unless either party elects not to extend the term. Under the amended and restated employment agreements, each executive is eligible to receive a minimum base salary, specified below, and an annual bonus based on the achievement of specified financial goals as determined by us. If these goals are achieved, the executive may receive an annual incentive cash bonus as provided below.

Mr. Pedersen’s amended and restated employment agreement provides that he is to serve as CEO and is eligible to receive a base salary originally set at $1,021,200, subject to periodic review and increase, but not decrease. Mr. Pedersen is also eligible to receive a target bonus equal to the sum of (x) 100% of his annual base salary at the end of the fiscal year minus (y) $300,000, if targets established by us are achieved.

Mr. Dunn’s amended and restated employment agreement provides that he is to serve as President and is eligible to receive a base salary originally set at $1,021,200, subject to periodic review and increase, but not decrease. Mr. Dunn is also eligible to receive a target bonus equal to the sum of (x) 100% of his annual base salary at the end of the fiscal year minus (y) $300,000, if targets established by us are achieved.

In addition, each amended and restated employment agreement provides Messrs. Pedersen and Dunn with annual reimbursements of up to $125,000 in respect of expenses incurred by the executive related to the engagement of a financial advisor by the executive to provide the executive with customary financial advice. Any such reimbursements to the executive will be considered taxable income to the executive and the executive will be entitled to tax “gross up” payments in respect thereof.

Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Each of the amended and restated employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees and customers and affiliates at all times during employment, and for two years after any termination of employment. These covenants are substantially the same as the covenants Messrs. Pedersen and Dunn agreed to in connection with their receipt of Class B Units summarized below under “-Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Equity Awards-Restrictive Covenants”.

The amended and restated employment agreements are substantially identical to the 2014 Employment Agreements that were in effect until March 4, 2019, except that:

•	the 2014 Employment Agreements provided for a term ending on November 16, 2017, with automatic extensions for additional one-year periods unless either party elects not to extend the term;

•	the 2014 Employment Agreements provided for base salaries originally set at $500,000, subject to annual review and increase, but not decrease, which base salaries were increased as set forth below:

Effective as of January 1, 2015 ($)	Effective as of July 25, 2016 ($)	Effective as of April 1, 2017 ($)	Effective as of April 1, 2018 ($)
525,000	660,000	679,800	700,194

•

The 2014 Employment Agreements provided that Messrs. Pedersen and Dunn were each eligible to receive a target bonus equal to the sum of (x) 100% of his annual base salary at the end of the fiscal year;

•

the 2014 Employment Agreements provided for an annual payment equal to $300,000 per year, subject to all applicable taxes and withholdings, intended to be used to reimburse the Company for the costs of the executive’s personal use of the company airplane; and

•

the 2014 Employment Agreements provided for access to a financial advisor to provide the executive with customary financial advice, subject to a combined aggregate cap of $250,000 on such professional fees for Messrs. Pedersen and Dunn.

Mr. Dunn stepped down from his position as our President and President of Vivint Smart Home effective March 2, 2020. In connection with his departure, Mr. Dunn also resigned as a director and officer of the Company and of Vivint Smart Home, effective March 2, 2020 and from all positions as an employee of the Company and of Vivint Smart Home, effective as of March 13, 2020.

Employment Agreements with Messrs. Davies, Eyring and Santiago

On March 8, 2016, we entered into employment agreements with certain of our officers, including Messrs. Davies, Eyring and Santiago, containing substantially similar terms. The principal terms of each of these agreements, as in effect in 2019, are summarized below.

The employment agreement with each of these NEOs provides or provided for a term ending on March 8, 2019, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreements, each executive is or was eligible to receive a minimum base salary, and an annual bonus award with a target amount equal to a percentage of his base salary. Pursuant to the employment agreements, the annual base salary of each of Messrs. Davies, Eyring and Santiago is or was $655,636, and each of them is or was eligible to earn an annual bonus award with a target amount equal to 60% of their base salary at the end of the performance period. Under their employment agreements, in the event of a termination for any reason, the executive is or was entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

In the event of a termination by us without “cause” (as defined below) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), each of Messrs. Davies, Eyring and Santiago is or was entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 150% of the executive’s then-current base salary plus 150% of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

For purposes of their respective employment agreements, the term “cause” means the executive’s continued failure to substantially perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Each of the employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

On March 2, 2020 the Company entered into employment agreements with each of Messrs. Pedersen and Santiago, in each case, effective March 2, 2020, in order to reflect the assignment of each of the Pedersen Employment Agreement and the Santiago Employment Agreement from APX to the Company. In addition, the Santiago Employment Agreement was updated to reflect Mr. Santiago’s current annual base salary of $655,636 and annual target bonus opportunity equal to sixty percent (60%) of Mr. Santiago’s base salary. Except as set forth above, the terms and conditions of the Pedersen Employment Agreement and Santiago Employment Agreement remain unchanged.

Mr. Eyring ceased to serve as our Executive Vice President, General Manager of Inside Sales and from the same position at Vivint Smart Home effective March 13, 2020.

Employment Agreement with Mr. Gerard

On March 2, 2020, the Company entered into an employment agreement with Mr. Gerard. The terms of Mr. Gerard’s employment agreement are summarized above under “Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Actions Taken in 2020.”

Equity Awards

Class B Unit Equity Awards

As a condition to receiving his Class B Units, each NEO was required to enter into a subscription agreement with us and 313 Acquisition and to become a party to the limited liability company agreement of 313 Acquisition as well as a securityholders agreement. These agreements generally govern the NEO’s rights with respect to the Class B Units and contain certain rights and obligations of the parties thereto with respect to vesting, governance, distributions, indemnification, voting, transfer restrictions and rights, including put and call rights, tag-along rights, drag-along rights, registration rights and rights of first refusal, and certain other matters.

Vesting Terms

Following the Modification, the Class B Units were divided into two time-vesting portion (each 1/3 of the Class B Units granted) and a 2.0x exit-vesting portion (1/3 of the Class B Units granted). Following the Modification, the time-vesting Class B Units and the 2.0 exit-vesting Class B Units had the following vesting terms:

•

Time-Vesting Units: As to one of the time-vesting portions of the Class B Units (representing 1/2 of the time-vesting Class B Units granted), twelve months after the initial “vesting reference date”, as defined in the applicable subscription agreement, 20% of the NEO’s time-vesting Class B Units will vest, subject to continued employment through such date. The “vesting reference date” for Messrs. Pedersen and Dunn is November 16, 2012, the date of the grant of their Class B Units. The “vesting reference” date for the Class B Units granted to Messrs. Gerard, Eyring and Santiago on August 12, 2013 is also November 16, 2012 and the “vesting reference date” for the Class B Units granted to Mr. Davies on March 3, 2014 is November 4, 2013, which is the date he commenced employment with us. The “vesting reference” date for the Class B Units granted to Messrs. Davies, Eyring, Gerard and Santiago on September 20, 2016 is August 1, 2016 (July 31, 2016 for Mr. Santiago). Thereafter, an additional 20% of the NEO’s time-vesting Class B Units will vest every year until he is fully vested, subject to his continued employment through each vesting date. Notwithstanding the foregoing, these time-vesting Class B Units will become fully vested upon a change of control (as defined in the securityholders agreement) that occurs while the NEO is still employed by us. In addition, as to Messrs. Pedersen and Dunn, these time-vesting Class B Units will also continue to vest for one year following a termination by 313 Acquisition without “cause” (excluding by reason of death or disability) or resignation by the executive for “good reason,” each as defined in the executive’s employment agreement (any such termination, a “qualifying termination”). As to the other time-vesting portion of the Class B Units (representing 1/2 of the time-vesting Class B Units granted which were originally 3.0x exit-vesting Class B Units which were converted into time-vesting Class B Units in accordance with the Modification), such Class B Units become vested, subject to the applicable participant’s continued employment with the Company or its subsidiaries through the applicable vesting date, with respect to 20% of such Class B Units on each of the first five anniversaries of June 12, 2018; provided, that in the event of a change of control during the applicable participant’s continued employment with the Company or its subsidiaries, such Class B Units shall, to the extent not then vested or previously forfeited or cancelled, become fully vested.

•

2.0x Exit-Vesting Units: The 2.0x exit-vesting Class B Units vest if the NEO is employed by us when and if Blackstone receives cash proceeds in respect of its Class A Units equal to a return equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units. In addition, as to Messrs. Pedersen and Dunn, the 2.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the 2.0x exit-vesting conditions are met. As to Messrs. Gerard, Davies, Eyring and Santiago, the 2.0x exit-vesting Class B Units will remain eligible to vest for six months following a termination by 313 Acquisition without “cause” (as defined for the purposes of the employment agreement) and other than by reason of death or while he is disabled if the applicable vesting criteria are satisfied during the six-month period. If the exit-vesting units do not become vested following the end of the six-month period, they will be forfeited without consideration.

In connection with the Merger, the equity awards were treated as described under “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Treatment of Equity Incentive Awards in Connection with the Merger” above.

Put Rights

Prior to an initial public offering, if an executive officer’s employment was terminated due to death or disability, such executive had the right, subject to specified limitations and for a specified period following the termination date, to cause 313 Acquisition to purchase on one occasion all, but not less than all, of such executive’s vested Class B Units, in either case, at the fair market value of such units. The SARs granted to Mr. Gerard had substantially similar put rights with respect to any equity issued in respect of an exercised SAR; provided, that Mr. Gerard’s right to put such equity was with respect to the issuer of such equity (which could include, but was not limited to 313 Acquisition). Following the Merger, the NEOs no longer have put rights with respect to the Class B Units or the SARs, as applicable.

Call Rights Regarding Messrs. Pedersen’s and Dunn’s Class B Units

If Messrs. Pedersen or Dunn were terminated for any reason, or in the event of a restrictive covenant violation, 313 Acquisition (or if 313 Acquisition declined to exercise such right, The Blackstone Group Inc. (the “Sponsor”)) had the right, for a specified period following the termination of such executive’s employment, to purchase all of such executive’s vested Class B Units as follows:

Triggering Event	Call Price	Put Price
Death or Disability	fair market value	fair market value
Termination With Cause or Voluntary Resignation When Grounds Exist for Cause	lesser of (a) fair market value and (b) cost	N/A
Termination Without Cause or Resignation For Good Reason	fair market value	N/A
Voluntary Resignation Without Good Reason Prior to November 16, 2014	lesser of (a) fair market value and (b) cost	N/A
Voluntary Resignation on or After November 16, 2014	fair market value	N/A
Restrictive Covenant Violation	lesser of (a) fair market value and (b) cost	N/A

Call Rights Regarding Other Executive Officers’ Class B Units and SARs

With respect to our other executive officers, if the executive officer was terminated for any reason, in the event of a restrictive covenant violation or if the executive engages in any conduct that would be a violation of a restrictive covenant set forth in the executive’s management unit subscription agreement but for the fact that the conduct occurred outside the relevant periods (any such conduct “Competitive Activity”), then 313 Acquisition (or if 313 Acquisition declined to exercise such right, the Sponsor) had the right, for a specified period following the termination of such executive’s employment, to purchase all of such executive’s vested Class B Units as follows:

Triggering Event	Call Price	Put Price
Death or Disability	fair market value	fair market value
Termination With Cause or Voluntary Resignation When Grounds Exist for Cause	lesser of (a) fair market value and (b) cost	N/A
Termination Without Cause	fair market value	N/A
Voluntary Resignation Prior to November 16, 2014, or, if Later, the Second Anniversary of Date of Hire	lesser of (a) fair market value and (b) cost	N/A
Voluntary Resignation on or After November 16, 2014, or, if Later, the Second Anniversary of Date of Hire	fair market value	N/A
Restrictive Covenant Violation	lesser of (a) fair market value and (b) cost	N/A
Competitive Activity Not Constituting a Restrictive Covenant Violation	fair market value	N/A

The SARs granted to Mr. Gerard had substantially similar repurchase rights with respect to any equity issued in respect of an exercised SAR; provided, that (i) the right to repurchase such equity was held by the issuer of the equity (or if such issuer declined to exercise such right, 313 Acquisition or the Sponsor) and (ii) the triggering events with respect to voluntary resignations related to the second anniversary of the vesting start date for such SARs as opposed to the later of November 16, 2014 and the second anniversary of the date of hire. Following the merger, there are no longer call rights with respect to the Class B Units or the SARs, as applicable.

Restrictive Covenants

In addition, as a condition of receiving Class B Units, and in the case of Mr. Gerard, SARs, our executive officers agreed to specified restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-disparagement, non-competition and non-solicitation of our employees and customers and affiliates at all times during the NEO’s employment, and for specified periods after any termination of employment as set forth in the subscription agreement (two years for Messrs. Pedersen and Dunn and one-year non-compete and non-solicit periods and a three-year non-disparagement period for each of our other NEOs).

Vivint Group SARs

The Company’s subsidiary, Vivint Group awarded SARs to Mr. Gerard, pursuant to the Vivint Group Plan. The SARs are subject to vesting conditions consistent with the Class B Units described above.

Additional terms regarding the equity awards are summarized above under “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Long-Term Equity Compensation” and under “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2019 Fiscal Year-End

Class B Unit Equity Awards and SARs

The following table provides information regarding outstanding equity awards for our NEOs as of December 31, 2019.

	Stock Awards					Option Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Securities Underlying Unexercised Options - Exercisable (#) (4)	Number of Securities Underlying Unexercised Options - Unexercisable (#) (5)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (6)	Option Exercise Price ($)	Option Expiration Date
Class B Units
Todd R. Pedersen	11/16/2012	5,623,059	(2)	7,028,243	(2)

Dale R. Gerard	9/20/2016	200,000	(2)	166,667	(2)
	7/12/2013	266,667	(2)	333,333	(2)

Mark J. Davies (7)	9/20/2016	—	(2)	—	(2)
	3/3/2014	—	(2)	—	(2)

Alex J. Dunn	11/16/2012	5,623,059	(2)	7,028,243	(2)

Matthew J. Eyring	9/20/2016	340,000	(2)	283,333	(2)
	7/12/2013	1,153,333	(2)	1,441,667	(2)

Todd M. Santiago	9/20/2016	340,000	(2)	283,333	(2)
	7/12/2013	1,153,333	(2)	1,441,667	(2)

SARs
Dale R. Gerard	6/8/2018					33,333	133,334	83,333	1.76	6/8/2028

(1)

Consists of time-vesting Class B Units (including the 3.0x exit-vesting Class B Units which were converted into time-vesting Class B Units pursuant to the Modification). The following provides information with respect to the vesting schedules of the time-vesting Class B Units held by our NEOs:

•	Mr. Pedersen—of these outstanding time-vesting Class B Units, all vest in four equal installments on June 12, 2020, June 12, 2021, June 12, 2022 and June 12, 2023.

•

Mr. Gerard—of these outstanding time-vesting Class B Units, 66,667 of the Class B Units granted on September 20, 2016 vest in two equal installments on August 1, 2020 and August 1, 2021, and 133,333 of the Class B Units granted on September 20, 2016, and all of the Class B Units granted on July 12, 2013 vest in four equal installments on June 12, 2020, June 12, 2021, June 12, 2022 and June 12, 2023.

•	Mr. Dunn—of these outstanding time-vesting Class B Units, all vest in four equal installments on June 12, 2020, June 12, 2021, June 12, 2022 and June 12, 2023.

•

Mr. Eyring—of these outstanding time-vesting Class B Units, 113,333 of the Class B Units granted on September 20, 2016 vest in two equal installments on August 1, 2020 and August 1, 2021, and 226,667 of the Class B Units granted on September 20, 2016 and all of the Class B Units granted on July 12, 2013 vest in four equal installments on June 12, 2020, June 12, 2021, June 12, 2022 and June 12, 2023.

•

Mr. Santiago—of these outstanding time-vesting Class B Units, 113,333 of the Class B Units granted on September 20, 2016 vest in two equal installments on July 31, 2020 and July 31, 2021, and 226,667 of the Class B Units granted on September 20, 2016 all of the Class B Units granted on July 12, 2013 vest in four equal installments on June 12, 2020, June 12, 2021, June 12, 2022 and June 12, 2023.

Additional terms of these time-vesting Class B Units are summarized under “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Long-Term Equity Compensation,” “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Equity Awards” and “Potential Payments Upon Termination or Change in Control.” Vesting of the time-vesting Class B Units (including the 3.0x exit-vesting Class B Units which were converted into time-vesting Class B Units pursuant to the Modification) will be accelerated upon a change of control that occurs while the executive is still employed by us and, as to Messrs. Pedersen and Dunn, will also continue to vest for one year following a qualifying termination, each as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”

(2)	Because there was no public market for the Class B Units as of December 31, 2019, the market value of such units was not determinable as of such date.
(3)

Reflects 2.0x exit-vesting Class B Units. Unvested 2.0x exit-vesting Class B Units vest as described under the “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” section above. As to (i) Messrs. Pedersen and Dunn, the 2.0x exit-vesting Class B Units will remain eligible to vest for one year following a qualifying termination if a change of control occurs during such one-year period and, as a result of such change of control, the respective exit-vesting conditions are met, and (ii) as to Messrs. Gerard, Eyring and Santiago, 2.0x exit-vesting Class B Units will remain outstanding and eligible to vest for a six-month period following a termination by us without “cause” (as defined for the purposes of his employment agreement or award agreement, as applicable) and other than by reason of death or while he is disabled if the applicable vesting criteria are satisfied during the six-month period, each as described under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards.”

(4)	Reflects vested SARs.
(5)	Reflects outstanding time-vesting SARs. Of these, all vest in four equal installments on June 12, 2020, June 12, 2021, June 12, 2022 and June 12, 2023.
(6)

Reflects 2.0x exit-vesting SARs. Unvested 2.0x exit-vesting SARs vest as described under the “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” section above.

(7)	Mr. Davies resigned from his position as the Company’s Chief Financial Officer, effective October 14, 2019. As a result of Mr. Davies’ departure, all of his unvested Class B Units were forfeited.

Following the completion of the Merger, the NEOs owned the following outstanding equity awards of Vivint Smart Home:

Mr. Gerard: 30,067 shares of Vivint Smart Home Class A common stock, 48,948 restricted shares of Vivint Smart Home Class A common stock, 2,880 vested Vivint Smart Home SARs and 18,723 unvested Vivint Smart Home SARs. The restricted shares of Vivint Smart Home Class A common stock held by Mr. Gerard vest as follows: (a) 27,193 vest in four equal annual installments beginning on January 17, 2021 and (b) 21,755 vest in four equal annual installments beginning on June 12, 2020, in each case, subject to acceleration upon a change in control of 313 Acquisition or in the case of (b) if certain performance thresholds are achieved. The Vivint Smart Home SARs have an exercise price of $20.41 and the unvested Vivint Smart Home SARs vest as follows: (a) 11,522 vest in four equal annual installments beginning on June 12, 2020, and (b) 7,201 vest in four equal annual installments beginning on January 17, 2021, in each case, subject to acceleration upon a change in control of Vivint Smart Home or in the case of (b) if certain performance thresholds are achieved.

Mr. Eyring: 85,842 shares of Vivint Smart Home Class A common stock and 211,700 restricted shares of Vivint Smart Home Class A common stock. The restricted shares of Vivint Smart Home Class A common stock held by Mr. Eyring vest as follows: (a) 117,611 vest in four equal annual installments beginning on January 17, 2021 and (b) 94,089 vest in four equal annual installments beginning on June 12, 2020, in each case, subject to acceleration upon a change in control of 313 Acquisition or in the case of (b) upon achievement of certain performance thresholds.

Mr. Santiago: 241,598 shares of Vivint Smart Home Class A common stock and 211,700 restricted shares of Vivint Smart Home Class A common stock. The restricted shares of Vivint Smart Home Class A common stock held by Mr. Santiago vest as follows: (a) 117,611 vest in four equal annual installments beginning on January 17, 2021 and (b) 94,089 vest in four equal annual installments beginning on June 12, 2020, in each case, subject to acceleration upon a change in control of 313 Acquisition or in the case of (b) upon achievement of certain performance thresholds.

Messrs. Gerard, Eyring and Santiago are also entitled to receive the following number of shares of Vivint Smart Home Class A common stock if, from the closing of the Merger until the fifth anniversary thereof, the volume-weighted average price per share of the Vivint Smart Home Class A common stock exceeds certain thresholds as described below.

Mr. Gerard: 36,608 shares of Vivint Smart Home Class A common stock.

Mr. Eyring: 107,891 shares of Vivint Smart Home Class A common stock.

Mr. Santiago: 107,891 shares of Vivint Smart Home Class A common stock.

Of these shares, one-third was issued when the volume-weighted average price per share of the Vivint Smart Home Class A Common Stock exceeded $12.50 for 20 trading days within 30 trading day period, one-third was issued when the volume-weighted average price per share of the Vivint Smart Home Class A Common Stock exceeded $15.00 for 20 trading days within 30 trading day period, and one-third will be issued if the volume-weighted average price per share of the Vivint Smart Home Class A Common Stock exceeds $17.50 for any 20 trading days within any 30 trading day period. The issuance of such shares is/was subject to certain adjustments, including pro rata adjustments, set forth in the Merger Agreement.

As discussed above, the Class B Units held by Messrs. Pedersen and Dunn prior to the Merger were converted into Class A Units rather than equity of Vivint Smart Home.

Option Exercises and Stock Vested in 2019

The following table provides information regarding the equity held by our NEOs that vested during 2019.

	Stock Awards
Name	Number of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Class B Units
Todd R. Pedersen	1,405,649	(1)
Dale R. Gerard	133,333	(1)
Mark J. Davies	53,333	(1)
Alex J. Dunn	1,405,649	(1)
Matt J. Eyring	401,667	(1)
Todd M. Santiago	401,667	(1)

(1)	Because there was no public market for the Class B Units as of the applicable vesting date, the market value of such units on the vesting date was not determinable.

Pension Benefits

We have no pension benefits for our executive officers.

Nonqualified Deferred Compensation

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our executive officers.

Potential Payments Upon Termination or Change in Control

The following section describes the potential payments and benefits that would have been payable to our NEOs under existing plans and contractual arrangements assuming (1) a termination of employment or (2) a change of control occurred, in each case, on December 31, 2019, the last business day of fiscal 2019. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include distributions of plan balances under our 401(k) savings plan and similar items.

Messrs. Pedersen and Dunn

Pursuant to their respective employment agreements, if Mr. Pedersen’s or Mr. Dunn’s employment terminates for any reason, the applicable executive is entitled to receive: (1) any base salary accrued through the date of termination; (2) any annual bonus earned, but unpaid, as of the date of termination; (3) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (4) such employee benefits, if any, as to which the executive may be entitled under our employee benefit plans (the payments and benefits described in (1) through (4) “accrued rights”).

If the employment of Messrs. Pedersen and Dunn is terminated by us without “cause” (as defined below) (other than by reason of death or while he is disabled) or if either executive resigns with “good reason” (as defined below) (any such termination, a “qualifying termination”), such executive is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of us and our affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements and described above under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards”:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 200% of the executive’s then-current base salary plus 200% of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for 24 months (the “COBRA payment”).

For purposes of the employment agreements of each of Messrs. Pedersen and Dunn, the term “cause” means the executive’s continued failure to substantially perform his employment duties for a period of ten (10) days; any dishonesty in the performance of the executive’s employment duties that is materially injurious to us; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of any covenants set forth in the employment agreements, including the restrictive covenants set forth therein. A termination for “good reason” is deemed to occur upon specified events, including: a material reduction in the executive’s base salary; a material reduction in the executive’s authority or responsibilities; specified relocation events; or our breach of any of the provisions of the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Mr. Dunn stepped down as President of the Company effective March 2, 2020. In connection with Mr. Dunn’s departure, the Company entered into the Dunn Separation Agreement. A description of the payments and benefits to which Mr. Dunn is entitled pursuant to the Dunn Separation Agreement is set forth under “Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Actions Taken in 2020—Separation Agreements with Departing Executive Officers.”

Messrs. Eyring and Santiago

Pursuant to their respective employment agreements, if the employment of Messrs. Eyring or Santiago terminates for any reason, the executive is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If the employment of Messrs. Eyring or Santiago is terminated by us without “cause” (as defined below) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), such executive is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 150% of the executive’s then-current base salary plus 150% of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

Under the employment agreements for Messrs. Eyring, and Santiago, “cause” means the executive’s continued failure to substantially perform his employment duties for a period of ten (10) days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Mr. Eyring ceased to serve as Executive Vice President and General Manager of the Company effective March 13, 2020. In connection with Mr. Eyring’s departure, the Company entered into the Eyring Separation Agreement. A description of the payments and benefits to which Mr. Eyring is entitled pursuant to the Eyring Separation Agreement is set forth under “Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Actions Taken in 2020—Separation Agreements with Departing Executive Officers.”

The following table lists the payments and benefits that would have been triggered for Messrs. Pedersen, Gerard, Dunn, Eyring and Santiago under the circumstances described below assuming that the applicable triggering event occurred on December 31, 2019. Mr. Davies resigned from his position as the Company’s Chief Financial Officer, effective October 14, 2019. He did not receive any severance or other benefit payments as a result of his departure.

Name	Cash Severance ($) (1)	Prorated Bonus ($) (2)	Continuation of Health Benefits ($) (3)	Accrued But Unused Vacation ($)	Value of Accelerated Equity ($) (4)	Total ($)
Todd R. Pedersen
Termination Without Cause or for Good Reason	3,792,885	721,200	31,838	—	—	4,545,923
Change of Control	—	—	—	—	—	—
Death or Disability	—	721,200	31,838	—	—	753,038
Dale R. Gerard
Termination Without Cause or for Good Reason	—	333,333	—	—	—	333,333
Change of Control	—	—	—	—	—	—
Death or Disability	—	333,333	—	—	—	333,333
Mark J. Davies (5)
Termination Without Cause or for Good Reason	—	—	—	—	—	—
Change of Control	—	—	—	—	—	—
Death or Disability	—	—	—	—	—	—
Alex J. Dunn
Termination Without Cause or for Good Reason	3,792,885	721,200	31,838	—	—	4,545,923
Change of Control	—	—	—	—	—	—
Death or Disability	—	721,200	31,838	—	—	753,038
Matthew J. Eyring
Termination Without Cause or for Good Reason	1,699,562	1,226,715	23,879	—	—	2,950,156
Change of Control	—	—	—	—	—	—
Death or Disability	—	1,226,715	—	—	—	1,226,715
Todd M. Santiago
Termination Without Cause or for Good Reason	1,699,562	1,226,715	23,879	—	—	2,950,156
Change of Control	—	—	—	—	—	—
Death or Disability	—	1,226,715	—	—	—	1,226,715

(1)

Messrs. Pedersen and Dunn’s cash severance reflects a lump sum cash payment equal to the sum of (x) 200% of the executive’s base salary of $1,021,200 and (y) 200% of the executive’s respective actual annual bonus paid for the preceding fiscal year. For fiscal 2018, Messrs. Pedersen and Dunn each received an annual bonus of $875,243. Messrs. Eyring and Santiago’s cash severance reflects a lump sum cash payment equal to the sum of (x) 150% of the executive’s base salary of $655,636 and (y) 150% of the executive’s respective actual annual bonus paid for the preceding fiscal year. For fiscal 2018, Messrs. Eyring and Santiago each received an annual bonus of $477,405.

(2)

For Messrs. Pedersen, Dunn, Eyring and Santiago the amounts reflect the executive’s target bonus for the 12 completed months of employment for the 2019 fiscal. For Messrs. Gerard, Eyring and Santiago amounts also reflect their retention bonuses as described in “—Compensation Discussion and Analysis for Legacy Vivint Smart Home, Inc.—Compensation Elements—Bonuses—2018 Retention Awards”.

(3)

For Messrs. Pedersen and Dunn reflects the cost of providing the executive officer with continued health and welfare benefits for the executive and his dependents under COBRA for 24 months and assuming 2019 rates. For Messrs. Eyring and Santiago reflects the cost of providing the executive officer with continued health and welfare benefits for the executive and his dependents under COBRA for 18 months and assuming 2019 rates.

(4)

Upon a change of control each of Messrs. Pedersen’s, Gerard’s, Dunn’s, Eyring’s and Santiago’s unvested time-vesting Class B Units (including the 3.0x exit-vesting Class B Units that were converted to time-vesting Class B Units pursuant to the Modification) would become immediately vested. However, because there was no public market for the Class B Units as of December 31, 2019, the market value of such Class B Units was not determinable. In addition, the unvested 2.0x exit-vesting Class B Units would vest upon a change of control if the exit-vesting hurdle is met. Amounts reported assume that the exit-vesting Class B Units do not vest upon a change of control.

(5)

Mr. Davies resigned from his position as the Company’s Chief Financial Officer, effective October 14, 2019. Mr. Davies did not receive any severance or other benefit payments as a result of his departure.

Messrs. Gerard, Davies, Eyring and Santiago

In addition, as described above under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards—Restrictive Covenants,” as a condition of receiving their Class B Units (and in the case of Mr. Gerard, his SARs), Messrs. Gerard, Davies, Eyring and Santiago agreed to specified restrictive covenants for specified periods upon a termination of employment, including an indefinite covenant on confidentiality of information, and one-year non-competition and non-solicitation covenants and a three-year non-disparagement covenant.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following reasonable estimate of the ratio of the median of the annual total compensation of all of our employees except Todd R. Pedersen, our CEO, to the annual total compensation of Mr. Pedersen, calculated in a manner consistent with Item 402(u). For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees, excluding our CEO, was $34,973.

•	The annual total compensation of our CEO was $2,598,381.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees except our CEO was 74 to 1.

We determined that, as of December 31, 2019, our employee population consisted of approximately 11,440 U.S. employees and approximately 484 non-U.S. employees all of whom were located in Canada. As permitted by Item 402(u), we excluded from our employee population for purposes of identifying our “median employee” the approximately 484 non-U.S. employees located in Canada, who comprised in the aggregate of approximately 4% of our of our total employees as of December 31, 2019. Our resulting employee population consisted of: approximately 4,182 direct sellers, whose compensation is entirely commission-based and who work primarily during the period from April to August; approximately 5,424 regular full-time and part-time employees; approximately 1,340 seasonal employees, whose compensation is primarily based on the number of installations they perform and who work primarily during the period from April to August; and approximately 494 of other commission-based employees.

To identify our “median employee” from this employee population, we obtained from our internal employee tax records total income paid in 2019 to each employee in the employee population, as reported in the 2019 tax form applicable to such employee. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. We annualized the total income amounts paid to any permanent employees in the employee population who were employed by us for less than the full fiscal year. We then ranked the resulting income paid to all of the employees in the employee population other than our CEO to determine our median employee. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table set forth above.

Compensation Discussion and Analysis for Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.)

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.) prior to the consummation of the Merger.

As of December 31, 2019, the Company had three officers, David M. Maura (Chairman, President and CEO), William H. Mitchell (CFO) and Edward Albert III (COO), two of whom (Mr. Maura and Mr. Albert) received no compensation for their services as officers of the Company. The Company had no other officers or employees. Concurrently with the completion of the Merger, the Company’s officers resigned from their respective positions.

We entered into an agreement with an affiliate of Mosaic Sponsor, LLC, pursuant to which we paid such affiliate a total of $16,875 per month for office space and related support services. Upon completion of the Merger, we ceased paying these monthly fees.

The Company entered into a services agreement (the “Services Agreement”) with CFO Bullpen LLC, a New Hampshire limited liability company wholly owned by Mr. Mitchell. Under the Services Agreement, Mr. Mitchell provided services to us as our Chief Financial Officer until the completion of the Merger. Per the Services Agreement, we paid a monthly retainer of $5,000 which commenced on the closing of our initial public offering. The Services Agreement also provided that we would make a deferred cash payment to him upon completion of our initial business combination, liquidation or Mr. Mitchell’s termination of engagement, whichever occurred first, equal to $330.00 multiplied by the number of hours Mr. Mitchell had worked to such date, less the total amount of the $5,000 monthly retainer already paid to CFO Bullpen LLC. Additionally, we agreed to issue common stock to CFO Bullpen LLC upon completion of our initial business combination equal to 17.895 shares per hour Mr. Mitchell had worked for us up to the date of such combination with such shares delivered on the six-month anniversary of such date. CFO Bullpen LLC had to have been engaged by the Company on the date of our initial business combination or liquidation (as applicable) to receive the foregoing equity awards; however, the agreement provided that CFO Bullpen LLC would remain eligible to receive such awards if the consulting relationship was terminated by the Company without Cause or by CFO Bullpen LLC for Good Reason (as such terms are defined in the Services Agreement and described below).

Per the Services Agreement, “Cause” is generally defined as (i) the willful and continuing refusal of Mr. Mitchell to follow the lawful directives of the Company’s CEO or board of directors, provided such directives are consistent with Mr. Mitchell’s title and position; (ii) conduct that is intentional and known by Mr. Mitchell to be materially harmful or potentially materially harmful to the Company’s best interest; (iii) gross negligence in the performance of, or willful disregard of, Mr. Mitchell’s obligations under the agreement; (iv) Mr. Mitchell’s conviction of any felony; (v) Mr. Mitchell’s commission of any act of dishonesty or moral turpitude which, in the good-faith opinion of our board of directors, is materially detrimental to the Company; or (vi) any material breach by CFO Bullpen LLC or Mr. Mitchell of the agreement. Per the Services Agreement, “Good Reason” is generally defined as (i) any material breach by the Company of its obligations under the agreement; (ii) a significant diminution of Mitchell’s position as the Chief Financial Officer of the Company without CFO Bullpen LLC’s consent; or (iii) a failure by the company to obtain a written agreement from any successor or assign of Mosaic to assume the material obligations under the agreement upon the consummation of a business combination.

Pursuant to the Services Agreement, upon completion of the Merger we became obligated to issue to CFO Bullpen LLC 10,069 shares of our common stock.

Summary Compensation Table

The following table sets forth compensation that the Company’s CEO and CFO earned during the fiscal year ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David M. Maura	2019	—	—	—	—	—	—	0
Chairman, President & Chief Executive Officer	2018	—	—	—	—	—	—	0
	2017	—	—	—	—	—	—	0

William H. Mitchell	2019	55,000	—	—	—	—	—	55,000
Chief Financial Officer	2018	60,000	—	—	—	—	—	60,000
	2017	15,000					42,915	57,915

(1)	For Mr. Mitchell, this amount represents the $5,000 monthly retainer fee paid to CFO Bullpen LLC for Mr. Mitchell’s services, commencing on our public offering.

Grants of Plan-Based Awards in 2019

We made no grants of plan-based awards in 2019.

Outstanding Equity Awards at 2019 Year End

We did not grant any equity awards to any of our executives or officers during the fiscal years ending December 31, 2019, 2018 and 2017, and none of our executives or officers held any outstanding equity as of December 31, 2019.

Option Exercises and Stock Vested in 2019

None.

2019 Pension Benefits

We did not offer pension benefits to any of our executives or officers during the fiscal years ending December 31, 2019, 2018 and 2017.

2019 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(1)
David M. Maura	—	—	—	—	—
William H. Mitchell
Deferred cash payment	—	—	—	—	42,915

(1)

Represents the deferred cash payment payable to Mr. Mitchell upon completion of our initial business combination, liquidation or Mr. Mitchell’s termination of engagement, whichever occurs first, pursuant to the Services Agreement as described above under “Compensation Discussion and Analysis for Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.” The amount in this column was previously reported in the “All Other Compensation” column of the Summary Compensation Table for 2017.

Potential Payments upon Termination or Change in Control

The description of the Services Agreement set forth under “Compensation Discussion and Analysis for Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.)” is incorporated herein by reference. Pursuant to the Services Agreement, Mr. Mitchell would have been entitled to a deferred cash payment in the amount of $42,915 had our engagement with CFO Bullpen LLC terminated for any reason. In addition, had our initial business combination occurred on December 31, 2019 and we had not terminated CFO Bullpen LLC for “cause” (as defined in the Services Agreement), we would have become obligated to issue 9,653 shares of our common stock to CFO Bullpen LLC, which had a value of $99,329 based on the closing price of our common stock on December 31, 2019.

We had no arrangements with Mr. Maura providing for payments upon his termination or a change in control

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 21, 2020, after giving effect to the Merger, by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of the Company’s common stock;

•	each named executive officer of the Company;

•	each current executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 177,901,334 shares of common stock issued and outstanding as of April 21, 2020 and do not take into account the issuance of any shares of common stock upon the exercise of warrants to purchase up to 17,433,224 shares of common stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Blackstone(1)	107,732,472	60.6%
Fortress Mosaic Sponsor LLC and affiliates(2)	28,127,227	15.6%
Fayerweather Fund Eiger, L.P.(3)	14,929,315	8.4%
Solamere V Investment, LLC(4)	10,653,389	6.0%
Executive Officers and Directors:
Todd R. Pedersen(5)	—	—
William H. Mitchell	—	—
Edward Albert III	—	—
David F. D’Alessandro(6)	43,944	*
Paul S. Galant	1,760	*
David M. Maura(7)	6,698,430	3.7%
Bruce McEvoy(8)	—	—
Jay D. Pauley	—	—
Joseph S. Tibbetts, Jr.	1,760	*
Peter F. Wallace(8)	—	—
All directors and executive officers as a group (13 individuals)	1,064,541	0.6%

*	Indicates less than 1 percent.

(1)

Represents 97,732,472 shares held by 313 Acquisition, 9,995,784 shares held by BCP Voyager Holdings LP, and 4,216 shares held by Blackstone Family Investment Partnership VI L.P. Acquisition LLC is managed by a board of managers and Blackstone Capital Partners VI L.P. (“BCP VI”), as managing member. The members of the board of managers of 313 Acquisition are Peter Wallace, Bruce McEvoy, Jay D. Pauley, Todd R. Pedersen, Paul S. Galant and David F. D’Alessandro. Blackstone Management Associates VI L.L.C. is the general partner of each of BCP VI and BCP Voyager Holdings LP. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. BCP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI L.P. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C and the sole member of BCP VI Side-by-Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group Inc. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such shares. The address of each of such Blackstone entities and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154. In addition to funds affiliated with Blackstone, principal holders of limited liability company interests in 313 Acquisition include entities affiliated with Summit Partners L.P., Todd Pedersen and Alex Dunn. The address of 313 Acquisition is 4931 North 300 West, Provo, Utah 84604.

(2)

Based on a Schedule 13D/A filed with the Securities and Exchange Commission on March 13, 2020 by Fortress Investment Group LLC and the other parties named therein, 17,357,339 shares are held by Fortress Mosaic Investor LLC, 2,631,579 shares are held by Fortress Mosaic Anchor LLC, and 5,171,642 shares are held by Fortress Mosaic Sponsor LLC (Fortress Mosaic Sponsor LLC also holds Private Warrants that entitle it to purchase 2,966,667 shares). Fortress Mosaic Holdings LLC is the sole owner of each of Fortress Mosaic Sponsor LLC, Fortress Mosaic Anchor LLC and Fortress Mosaic Investor LLC. FIG LLC controls, indirectly through investment funds managed or advised by controlled affiliates of FIG LLC, 100% of the equity interests of Fortress Mosaic Holdings LLC. Fortress Operating Entity I LP is the sole owner of FIG LLC. FIG Corp. is the general partner of Fortress Operating Entity I LP. Fortress Investment Group LLC is the sole owner of FIG Corp. The address of Fortress Mosaic Investor LLC and each of the entities listed above is 1345 Avenue of the Americas, New York, New York 10105.

(3)

Represents 14,187,648 shares and Private Warrants exercisable for 741,667 shares. The general partner of Fayerweather Fund Eiger, L.P. is Fayerweather Management, LLC. The managing members of Fayerweather Management, LLC are Andrew Stevenson and Howard Stevenson. Each of these individuals exercises shared voting and investment power over the shares held of record by Fayerweather Fund Eiger, L.P. The address for Fayerweather Fund Eiger, L.P. is 138 Mt. Auburn Street, Cambridge, Massachusetts 02138.

(4)	Solamere V Investment, LLC is an affiliate of Solamere Capital, LLC. The address for Solamere V Investment, LLC is c/o 137 Newbury Street, 7th Floor, Boston, Massachusetts 02116.
(5)	Mr. Pedersen sits on the board of managers and is a member of 313 Acquisition, but does not have individual investment or voting control over the shares beneficially owned by 313 Acquisition.
(6)	Reflects shares, including 15,246 restricted shares, held by a limited liability company controlled by Mr. D’Alessandro.
(7)

Includes: (a) 435,066 shares held directly by Mr. Maura, (b) Public Warrants held directly by Mr. Maura exercisable for 159,633 shares, (c) 3,878,731 shares held by Mosaic Sponsor, LLC that Mr. Maura may be deemed to beneficially own, and (d) Private Warrants held by Mosaic Sponsor, LLC exercisable for 2,225,000 shares that Mr. Maura may be deemed to beneficially own. Mr. Maura is the sole member of Mosaic Strategic Capital LLC, which is the sole member of Mosaic Sponsor, LLC. The address for Mr. Maura and each of the foregoing entities is c/o David M. Maura, 1525-B The Greens Way, Suite 100, Jacksonville Beach, Florida 32250.

(8)

Messrs. McEvoy and Wallace are each employees of affiliates of Blackstone and members of the board of managers of 313 Acquisition, but each disclaims beneficial ownership of shares beneficially owned by Blackstone and its affiliates. Messrs. McEvoy and Wallace are each employees of affiliates of the Blackstone entities described above, but each disclaims beneficial ownership of the limited liability company interests in 313 Acquisition beneficially owned by such Blackstone entities. The address for Messrs. McEvoy and Wallace is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

TRANSACTIONS WITH RELATED PERSONS

In connection with the Merger, the Company adopted a formal written policy for the review and approval of transactions with related persons. Such policy requires, among other things, that:

•

any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of the disinterested and independent members of the Board or any committee of the Board, provided that a majority of the members of the Board or such committee, respectively, are disinterested; and

•

any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board or recommended by the compensation committee to the Board for its approval.

In connection with the review and approval or ratification of a related person transaction:

•

management must disclose to the approving body the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the business purpose of the transaction, the approximate dollar value of the amount involved in the transaction, the approximate dollar value of the amount of the related person’s interest in the transaction and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the approving body as to whether the related person transaction complies with the terms of the Company’s agreements, including the agreements governing the Company’s material outstanding indebtedness, that limit or restrict the Company’s ability to enter into a related person transaction;

•

management must advise the approving body as to whether the related person transaction will be required to be disclosed in applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such statutes and related rules; and

•	management must advise the approving body as to whether the related person transaction may constitute a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the approving body, in connection with any approval of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and any exchange on which the Company’s securities are listed.

The related person transaction policy also contains a standing approval for certain transactions with or related to Blackstone, including, without limitation: (1) transactions in which Blackstone may have a direct or indirect material interest entered into or in effect at the effective time of the Merger; (2) transactions involving the Company’s securities in which Blackstone serves as an underwriter, placement agent, initial purchaser, financial advisor or in a similar capacity, and the fees and commissions received by Blackstone for such services are no greater (on a per security basis) than those received by other underwriters, placement agents, initial purchasers, financial advisors or persons performing in a similar capacity in the transaction or that would be received by an unaffiliated third party; and (3) the purchase or sale of products or services involving a Blackstone portfolio company, provided that (a) the appropriate officers of the Company reasonably believe the transaction to be on market terms and the subject products or services are of a type generally made available to other customers of the subject Blackstone portfolio company or (b) the aggregate value involved in such purchase or sale is expected to be less than $5 million over five years.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, the Company entered into a registration rights agreement with 313 Acquisition, certain stockholders of 313 Acquisition, Legacy Vivint Smart Home, Mosaic Sponsor LLC and Fortress Mosaic Sponsor LLC (collectively, the “Investors”) and certain other stockholders of Company, which provides for customary “demand” and “piggyback” registration rights for certain stockholders. The registration rights agreement became effective upon the consummation of the Merger. Under the registration rights agreement, the Company agreed to provide to Blackstone an unlimited number of “demand” registration rights and to provide to other Investors customary “piggyback” registration rights. The registration rights agreement also provides that the Company will pay all expenses relating to such registrations, with the exception of underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of a registration rights holder, and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Stockholders Agreement

In connection with the execution of the Merger Agreement, Legacy Vivint and the Company entered into a stockholders agreement (the “Stockholders Agreement”) with the Investors, which provides for certain rights, including director appointment and board observer rights, for certain stockholders. The Stockholders Agreement became effective upon the consummation of the Merger.

Under the Stockholders Agreement, the Company agreed to nominate a number of individuals designated by Blackstone for election as its directors at any meeting of its stockholders (each a “Blackstone Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Blackstone Directors serving as its directors will be equal to: (1) if the 313 Acquisition Entities together continue to beneficially own at least 50% of the shares of its Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising the Board; (2) if the 313 Acquisition Entities together continue to beneficially own at least 40% (but not more than 50%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising the Board; (3) if the 313 Acquisition Entities together continue to beneficially own at least 30% (but less than 40%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising the Board; (4) if the 313 Acquisition Entities together continue to beneficially own at least 20% (but less than 30%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising the Board; and (5) if the 313 Acquisition Entities together continue to beneficially own at least 5% (but less than 20%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising the Board.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by Fortress (the “Fortress Director”) to the Board so long as Fortress beneficially owns at least 50% of the shares of the Company’s Class A common stock it owns immediately following the consummation of the Merger; provided that the Fortress designee must be (A) Andrew McKnight, (B) Max Saffian or (C) another senior employee or principal of Fortress who is acceptable to a majority of the members of the Board. Additionally, so long as Fortress beneficially owns at least 50% of the shares of the Company’s Class A common stock it owns immediately following the consummation of the merger, Fortress shall have the right to appoint a representative (the “Fortress Observer”) who will have the right to attend meetings of the Board and receive information given to the Company’s directors, subject to certain customary exceptions, including to preserve confidentiality obligations or privilege. The Fortress Observer will not have any voting rights.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by the Summit Designator (as defined in the Stockholders Agreement) (the “Summit Director” and together with the Blackstone Directors and the Fortress Director, the “Sponsor Directors”) to the Board so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A common stock they own immediately following the consummation of the Merger. In the case of a vacancy on the Board created by the removal or resignation of a Sponsor Director, the Company agreed to nominate an individual designated by Blackstone or Fortress, as applicable, for election to fill the vacancy.

Support and Services Agreement

In connection with the 2012 Blackstone Acquisition, a subsidiary of Legacy Vivint Smart Home entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, Legacy Vivint Smart Home agreed to reimburse BMP for any out-of-pocket expenses incurred by BMP and its affiliates and to indemnify BMP and its affiliates and related parties, in each case, in connection with the transactions involving Blackstone and the provision of services under the support and services agreement. In connection with the execution of the Merger Agreement, the parties to the support and services agreement entered into an amended and restated support and services agreement with BMP as described below.

In addition, under this agreement, Legacy Vivint Smart Home engaged BMP to provide, directly or indirectly, monitoring, advisory and consulting services that may be requested by Legacy Vivint Smart Home in the following areas: (1) advice regarding the structure, distribution and timing of debt and equity offerings and advice regarding relationships with its lenders and bankers, (2) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain of its key executives, (3) general advice regarding dispositions and/or acquisitions, (4) advice regarding the strategic direction of the Legacy Vivint Smart Home business and such other advice directly related or ancillary to the above advisory services as may be reasonably requested by Legacy Vivint Smart Home. Under this agreement, these services will generally be provided until the first to occur of (a) the tenth anniversary of the closing date of the 2012 Blackstone Acquisition (November 16, 2022), (b) the date of a first underwritten public offering of shares of common stock of Legacy Vivint Smart Home or its controlling holding company, as applicable, listed on the New York Stock Exchange or Nasdaq’s national market system for aggregate proceeds of at least $150 million (an “IPO”) and (c) the date upon which Blackstone owns less than 9.9% of Legacy Vivint Smart Home’s common stock or that of Legacy Vivint Smart Home’s direct or indirect controlling parent and such stock has a fair market value (as determined by Blackstone) of less than $25 million (each of the events specified in clauses (a) through (c) above, the “Exit Date”).

The monitoring fee payable for monitoring services in any fiscal year of Legacy Vivint Smart Home’s was equal to the greater of (1) a minimum base fee of $2.7 million (the “Minimum Annual Fee”), subject to adjustment as summarized below if Legacy Vivint Smart Home engages in a business combination or disposition that is “significant” (as defined in the support and services agreement) and (2) the amount of the monitoring fee paid in respect of the immediately preceding fiscal year, without regard to the post-fiscal year “true-up” adjustment described in the paragraph below (which will not yet have occurred at the time the annual monitoring fee is paid). The adjusted monitoring fee for any fiscal year of the surviving company is referred to as the “Monitoring Fee” for such fiscal year.

In the case of a significant business combination or disposition, if 1.5% of Legacy Vivint Smart Home’s pro forma consolidated EBITDA (as defined in the support and services agreement) after giving effect to the business combination or disposition exceeds (in the case of a business combination) or is less than (in the case of a disposition) the then-current Monitoring Fee, the Monitoring Fee for the year in which the significant business combination or disposition occurs will be adjusted upward or downward, respectively, by the amount of such excess or shortfall, with such adjustment prorated based on the remaining full or partial fiscal quarters remaining in Legacy Vivint Smart Home’s then-current fiscal year. Legacy Vivint Smart Home will pay upward adjustments to the Monitoring Fee promptly upon availability of the pro forma income statement prepared in respect of such business combination. Downward adjustments to the Monitoring Fee will be effected through a rebate of the fee paid to BMP in that fiscal year. Subsequently, the Minimum Annual Fee applicable to full fiscal years following any significant business combination or disposition will be equal to 1.5% of Legacy Vivint Smart Home’s pro forma consolidated EBITDA after giving effect to the business combination or disposition (subject to further adjustments for subsequent significant business combinations and dispositions). However, in all cases (including in the case of a current-year rebate described above), the Monitoring Fee will always be at least $2.7 million and in no event will a rebate for a downward adjustment result in BMP retaining a monitoring fee of less than $2.7 million for monitoring services in respect of any particular fiscal year.

In addition to the adjustments to the Minimum Annual Fee and the Monitoring Fee in connection with significant business combinations or dispositions and the related payments or rebates described above, there may be other adjustments to the Monitoring Fee based on projected consolidated EBITDA and a post-fiscal year “true-up.” If 1.5% of Legacy Vivint Smart Home’s projected consolidated EBITDA, as first presented to the company’s board by senior management during the last third of such fiscal year, is projected to exceed the amount of the monitoring fee already paid to BMP in respect of monitoring services due to be rendered during that fiscal year, Legacy Vivint Smart Home will pay BMP the amount of such excess as an upward adjustment to the Monitoring Fee within two business days of such presentation. Following the completion of each applicable fiscal year and within deadlines required by our revolving credit facility, Legacy Vivint Smart Home’s chief financial officer will certify to BMP the amount of Legacy Vivint Smart Home’s consolidated EBITDA for such fiscal year. If 1.5% of such certified consolidated EBITDA is greater than the Monitoring Fee previously paid to BMP for monitoring services rendered during that fiscal year (including the adjustment in respect of projected EBITDA described above), Legacy Vivint Smart Home will, jointly and severally, pay BMP the amount of such excess within two business days of such certification. If 1.5% of such certified consolidated EBITDA is less than the monitoring fee previously paid to BMP for services rendered during that fiscal year (including the adjustment in respect of projected consolidated EBITDA described above), the amount of such shortfall will be applied as a credit against the next payment by us of the Monitoring Fee to BMP. However, BMP will always be entitled to retain the Minimum Annual Fee as then in effect and BMP will have no obligation to rebate any amount that would result in BMP having been paid Monitoring Fees for monitoring services in an amount less than the Minimum Annual Fee applicable to the relevant fiscal year.

Amended and Restated Support and Services Agreement

In connection with the execution of the Merger Agreement, the Company and the parties to the support and services agreement entered into an amended and restated support and services agreement with BMP. The amended and restated support and services agreement became effective upon the consummation of the Merger and amended and restated the existing support and services agreement to, upon the consummation of the merger, (a) eliminate the requirement to pay a milestone payment to BMP upon the occurrence of an IPO, (b) for any fiscal year beginning after the consummation of the merger, (i) eliminate the Minimum Annual Fee and (ii) decrease the “true-up” of the annual Monitoring Fee payment to BMP to 1% of consolidated EBITDA and (c) upon the earlier of (1) the completion of Legacy Vivint Smart Home’s fiscal year ending December 31, 2021 or (2) the date upon which Blackstone owns less than 5% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors of Vivint Smart Home’s or its direct or indirect controlling parent, and such stake has a fair market value (as determined by Blackstone) of less than $25 million (the “Exit Date”), the annual Monitoring Fee payment to BMP otherwise payable in connection with the agreement will cease and no other milestone payment or other similar payment will be owed by the Company to BMP.

Under the amended and restated support and services agreement, BMP had made available to Legacy Vivint Smart Home its portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group it its sole discretion to be warranted and appropriate. BMP may, at any time, choose not to provide any such services. Such services will be provided without charge, other than for the reimbursement of related out-of-pocket expenses incurred by BMP and its affiliates.

Portfolio Operations Support and Other Services

Under the amended and restated support and services agreement, the Company and Legacy Vivint Smart Home have, through the Exit Date (or an earlier date determined by BMP), engaged BMP to arrange for Blackstone’s portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group to be warranted and appropriate. Such services are provided without charge, other than for the reimbursement of out-of-pocket expenses as set forth in the amended and restated support and services agreement.

Investor Securityholders’ Agreement

In connection with the closing of the Blackstone Acquisition, 313 Acquisition and APX Group Holdings, Inc. entered into a Securityholders’ Agreement (the “Securityholders’ Agreement”) with the Investors. The Securityholders’ Agreement governs certain matters relating to ownership of 313 Acquisition and APX Group Holdings, Inc. including with respect to the election of directors of our parent companies, transfer of shares, including tag-along rights and drag-along rights, other special corporate governance provisions and registration rights (including customary indemnification provisions).

Other Transactions with Blackstone

Blackstone Advisory Partners L.P., an affiliate of Blackstone, participated as one of the initial purchasers of the $810 million term loan incurred by APX Group Holdings, Inc. in September 2018 (the “ 2024 Term Loan”), APX Group Holdings, Inc.’s 8.50% senior secured notes due 2024 (“the 2024 notes”) and APX Group Holdings, Inc.’s 6.75% senior secured notes due 2027 (“the 2027 notes”) and received $1.9 million of total fees associated with these transactions.

In addition, GSO Capital Partners, an affiliate of Blackstone, is a participating lender in the Term Loan and receives proportional interest payments of the outstanding debt held. As of December 31, 2019, GSO Capital Partners holds $103.6 million of outstanding aggregate principal of the Term Loan.

During the year ended December 31, 2019 the Company agreed to reimburse Blackstone for $1.8 million of certain other fees incurred by Blackstone for activities related to the Company and the full amount was included in accrued expenses and other current liabilities as of December 31, 2019.

Agreements with Solar

The Company is a party to a number of agreements with its sister company, Vivint Solar. Historically, some of those agreements related to Solar’s use of certain of Legacy Vivint Smart Home’s information technology and infrastructure services; however, Vivint Solar stopped using such services in July 2017. In August 2017, Legacy Vivint Smart Home entered into a sales dealer agreement with Vivint Solar, pursuant to which each company agreed to act as a non-exclusive dealer for the other party to market, promote and sell each other’s products. During the year ended December 31, 2019 Legacy Vivint Smart Home charged $9.2 million of net expenses to Vivint Solar in connection with these agreements. The balance due from Vivint Solar in connection with these agreements and other expenses paid on Vivint Solar’s behalf was $2.2 million at December 31, 2019.

On March 3, 2020, the Company and Vivint Solar amended and restated the sales dealer agreement to, among other things, add exclusivity obligations for both companies in certain territories and jurisdictions, expand the types of services each company is permitted to render thereunder, and to permit use of the services offered by Amigo, a wholly owned subsidiary of the Company, in connection with the submission and processing of leads generated pursuant to the agreement. The amended and restated agreement has a one-year term, which automatically renews for successive one-year terms unless terminated earlier by either party upon 90 days’ prior written notice.

On March 3, 2020, the Company and Vivint Solar entered into a recruiting services agreement pursuant to which each company has agreed to assist the other in recruiting sales representatives to its direct-to-home sales force. The parties will pay each other certain fees for these services which will be calculated in accordance with the terms of the agreement. The Company and Vivint Solar have also agreed under the terms of the agreement not to solicit for employment any member of the other’s executive or senior management team, any dealer, or any of the other’s employees who primarily manage sales, installation or services of the other’s products and services. Such obligations will continue throughout the term of the agreement.

On March 3, 2020, Amigo entered into a Subscriber Generation Agreements with Vivint Solar and the Company to facilitate the use of the Amigo application for the submission and processing of leads generated pursuant to the amended and restated sales dealer agreement.

In connection with the amendment and restatement of the sales dealer agreement and the execution of the recruiting services agreement, the Company and Vivint Solar terminated the Marketing and Customer Relations Agreement, dated September 30, 2014 (as amended from time to time) and the Non-Competition Agreement, dated September 30, 2014 (as amended from time to time), in each case effective as of March 3, 2020.

Transactions with Executive Officers

In each year from 2015 through 2019, Legacy Vivint Smart Home entered into one-year lease agreements with Axis Aviation LLC (“Axis Aviation”), a company owned by Mr. Pedersen through a trust, for use of an airplane hangar at the Provo, Utah airport. Such lease agreements are terminable by either party on 90 days’ prior written notice without penalty. Payments to Axis Aviation in the year ended December 31, 2019 pursuant to such lease agreements totaled $67,500.

Transactions with Fortress

Certain funds managed by affiliates of Fortress currently hold: (i) a $175 million face amount position the 2024 Term Loan, (ii) a $72.5 million face amount position in APX Group Holdings, Inc.’s 7.625% senior notes due 2023 (the “the 2023 notes”), and (iii) a $10 million face amount position in the 2024 notes.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, Vivint Smart Home, Inc., 4900 North 300 West Provo, Utah 84604. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2021 Annual Meeting, a proposal must be received by our Secretary on or before December 28, 2020. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2021 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2021 Annual Meeting, such a proposal must be received on or after December 28, 2020, but not later than January 27, 2021. In the event that the date of the 2021 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2021 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at Vivint Smart Home, Inc., 4900 North 300 West Provo, Utah 84604 or by telephone at (801) 221-6724.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Shawn J. Lindquist
Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.vivint.com) and click on “Financial Information” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2019, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Vivint Smart Home, Inc.
4900 North 300 West
Provo, Utah 84604
Attention: Secretary

EXHIBIT 16.1

LETTER FROM WITHUMSMTIH+BROWN, PC TO

THE U.S. SECURITIES AND EXCHANGE COMMISSION

April 23, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Vivint Smart Home, Inc. (formally known as Mosaic Acquisition Corp.) included under Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm (“Proposal No. 2”) of Schedule 14A. We agree with the statements concerning our Firm under Proposal No. 2. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC
New York, New York

VIVINT SMART HOME, INC.

4931 NORTH 300 WEST

PROVO, UTAH 84604

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VVNT2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D13902-P39521	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIVINT SMART HOME, INC. The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐	____________________________________
Nominees:
01) Todd R. Pedersen
02) David F. D’Alessandro
03) Joseph S. Tibbetts, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.						☐	☐	☐

3.	Advisory vote to approve the compensation of our named executive officers.						☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.					☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2019 Annual Report, which includes the Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

In addition, a list of the stockholders entitled to vote at the Annual Meeting will be open for examination electronically by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting, and electronically during the 2020 Annual Meeting, at www.virtualshareholdermeeting.com/VVNT2020 when you enter your 16-Digit Control Number.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D13903-P39521

VIVINT SMART HOME, INC.

Annual Meeting of Stockholders

June 9, 2020 9:00 AM, Mountain Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Todd R. Pedersen, Dale R. Gerard and Shawn J. Lindquist, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Vivint Smart Home, Inc. held of record by the undersigned at the close of business on April 21, 2020 that the undersigned is/are entitled to vote if personally present at the Annual Meeting of Stockholders and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side